Exhibit 10.14

CHINA MEDIA NETWORKS INTERNATIONAL, INC.

$2,000,000 6% SENIOR SECURED DEBENTURE DUE JUNE 28, 2008

WARRANTS TO PURCHASE 16,000,000 SHARES OF COMMON STOCK

SECURITIES PURCHASE AND EXCHANGE AGREEMENT

By and Between

CHINA MEDIA NETWORKS INTERNATIONAL, INC.

and

VICIS CAPITAL MASTER FUND

DATED JUNE 28, 2006

SECURITIES PURCHASE AND EXCHANGE AGREEMENT

This SECURITIES PURCHASE AND EXCHANGE AGREEMENT (the “Agreement”), dated this 28th day of June, 2006, is made by and between CHINA MEDIA NETWORKS INTERNATIONAL, INC., a Nevada corporation (the “Company”), and VICIS CAPITAL MASTER FUND (the “Purchaser”).

R E C I T A L S

WHEREAS, the Company desires to undertake a convertible debt financing (the “Convertible Debt Financing”), and pursuant to the terms and conditions of this Agreement, the Company wishes to issue and sell to the Purchaser, and the Purchaser wishes to acquire from the Company, the following securities (collectively, the “Securities”): (a) 6% Convertible Senior Secured Debenture due June 28, 2008 in the principal amount of $2,000,000 and in the form attached hereto as Exhibit A (the “Debenture”); (b) warrants to purchase an aggregate of 8,000,000 shares of common stock, par value $.0001 per share (the “Common Stock”), of the Company initially at an exercise price of $.345 per share in the form attached hereto as Exhibit B (the “$.345 Warrants”); and (c) warrants to purchase an aggregate of 8,000,000 shares of Common Stock initially at an exercise price of $.375 per share in the form attached hereto as Exhibit C (the “$.375 Warrants”, and together with the $.345 Warrants, the “Warrants”).

WHEREAS, the Purchaser is the holder of a Convertible Promissory Note (the “Note”) issued by the Company in the principal amount of $300,000 pursuant to that certain Securities Purchase Agreement, dated May 3, 2006, by and between the Company and the Purchaser, and pursuant to the terms of the Note and that certain Securities Purchase Agreement, dated May 3, 2006 by and between the Company and the Purchaser, the Note will automatically convert into the Debenture upon the consummation of the Convertible Debt Financing.

WHEREAS, the Purchaser is also the holder of 1,994,419 shares of Common Stock (the “Exchanged Shares”), and the Purchaser desires to deliver the Exchanged Shares as partial consideration for the issuance of the Securities.

WHEREAS, as an inducement for the Purchaser’s acquisition of the Securities, the Company has agreed to amend and restate that certain Investor Rights Agreement, dated December 30, 2005 (the “Investor Rights Agreement”) as hereinafter set forth to include as Registrable Securities under the Investor Rights Agreement: (a) the shares of Common Stock issuable upon conversion of the Debenture (the “Debenture Shares”); and (b) the shares of Common Stock issuable upon the exercise of the Warrants (the “Warrant Shares”, and together with the Debenture Shares, collectively, the “Shares”). The amended and restated Investor Rights Agreement is hereinafter referred to as the “New Investor Rights Agreement”.

WHEREAS, in connection with and subject to the consummation of the Convertible Debt Financing, the Purchaser has acquired from other investors of the Company (the “Existing Investors”) those shares of Common Stock and warrants issued by the Company as set forth on Exhibit I attached hereto (the “Resale Transaction”), and as an inducement for the Purchaser’s acquisition of such shares and warrants, the Company has agreed to change the terms of such warrants as hereinafter set forth.

NOW, THEREFORE, the Company and the Purchaser hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF THE SECURITIES

1.1 Purchase and Sale of the Securities. Subject to the terms and conditions hereof and in reliance on the representations and warranties contained herein, or made pursuant hereto, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company at the closing of the transactions contemplated hereby (the “Closing”), the Securities for the following consideration (collectively, the “Purchase Price”): $1,700,000 in cash (the “Cash Payment”), subject to the provisions of Section 12.9 hereof, and the surrender of the Note and the Exchanged Shares (as defined above). In connection herewith, the Company and the Purchaser agree that the value of the Exchanged Shares is no greater than $0.30 per share.

1.2 Closing. The Closing shall be deemed to occur at the offices of Quarles & Brady, LLP, 411 East Wisconsin Avenue, Milwaukee, Wisconsin at 5:00 p.m. CDT on June 28, 2006 or at such other place, date or time as mutually agreeable to the parties (the “Closing Date).

1.3 Closing Matters. On the Closing Date, subject to the terms and conditions hereof, the following actions shall be taken:

(a) The Company will deliver to the Purchaser: (a) the Debenture dated the Closing Date, in the principal amount of $2,000,000; (b) a warrant registered in the Purchaser’s name representing the $.345 Warrants; and (c) a warrant registered in the Purchaser’s name representing the $.375 Warrants.

(b) The Purchaser shall deliver to the Company the Cash Payment subject to the provisions of Section 12.9 hereof in immediately available funds and surrender the Note and the Exchanged Shares to the Company.

ARTICLE II

SECURITY DOCUMENTS

2.1 Company Security Documents.

(a) Security Agreement. All of the obligations of the Company under the Debenture shall be secured by a lien on all the personal property and assets of the Company now existing or hereinafter acquired granted pursuant to a security agreement dated of even date herewith between the Company and Purchaser (“Security Agreement”), which, except for Permitted Liens (as hereinafter defined), shall be a first lien.

(b) Stock Pledge Agreement. To secure the obligations of the Company under the Debenture, the Company shall pledge, hypothecate, assign, transfer, and deliver to the Purchaser all the capital stock of its subsidiary, OrthoSupply Management, Inc., a Delaware corporation (“OrthoSupply” or “Subsidiary”), pursuant to a stock pledge agreement (“Stock Pledge Agreement”).

2.2 Guaranty. All of the obligations of the Company under the Debenture shall be guaranteed pursuant to a guaranty agreement by OrthoSupply (“Guaranty Agreement”).

2.3 Guarantor Security Documents. All of the obligations of OrthoSupply under the Guaranty Agreement shall be secured by a lien on all the personal property and assets of OrthoSupply now existing or hereinafter acquired granted pursuant to a guarantor security agreement dated of even date herewith between the Company and OrthoSupply (“Guarantor Security Agreement”), which, except for Permitted Liens, shall be a first lien.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser as of the date of this Agreement as follows:

3.1 Organization and Qualification. The Company is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiary or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as hereinafter defined).

3.2 Subsidiaries. The Company has no subsidiaries other than OrthoSupply and its indirect wholly-owned subsidiary, OrthoSupply Management, LLC, a Massachusetts limited liability company (the “LLC”). The LLC currently has no assets and is not currently conducting operations of any kind (business or otherwise), and since December 30, 2005, has not conducted any such operations. The Company owns, directly or indirectly, all of the capital stock of OrthoSupply, consisting of 100 shares of common stock, free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of OrthoSupply are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. OrthoSupply is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and has all requisite corporate power and authority to carry on its business as now conducted. OrthoSupply is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

3.3 No Violation. Neither the Company nor any of its subsidiaries is in violation of: (a) any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents; or (b) any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or OrthoSupply, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect.

3.4 Capitalization.

(a) As of the date hereof and without giving effect to the sale of Securities at Closing as contemplated hereby but after giving effect to the surrender of the Exchanged Shares, the Company’s authorized capital stock consists of 50,000,000 shares of Common Stock, par value $.0001 per share, of which 20,446,729 shares are outstanding and no shares are reserved for issuance upon the exercise of all of the outstanding options, warrants and other securities issued by the Company that are convertible into Common Stock. All of such outstanding shares have been, or upon issuance will be, validly issued, are fully paid and nonassessable.

(b) Except as disclosed in the Company’s reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the date hereof (the “SEC Documents”):

(i) except pursuant to the Investor Rights Agreement, no holder of shares of the Company’s capital stock has any preemptive rights or any other similar rights or has been granted or holds any liens or encumbrances suffered or permitted by the Company;

(ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or OrthoSupply, or contracts, commitments, understandings or arrangements by which the Company or OrthoSupply is or may become bound to issue additional shares of capital stock of the Company or OrthoSupply or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or OrthoSupply;

(iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined in Section 3.14 hereof) of the Company or OrthoSupply or by which the Company or OrthoSupply is or may become bound;

(iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company;

(v) there are no agreements or arrangements under which the Company or OrthoSupply is obligated to register the sale of any of their securities under the

Securities Act of 1933, as amended, (the “Securities Act”) (except the Investor Rights Agreement);

(vi) there are no outstanding securities or instruments of the Company or OrthoSupply that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or OrthoSupply is or may become bound to redeem a security of the Company or OrthoSupply;

(vii) there are no securities or instruments containing antidilution or similar provisions that will be triggered by the issuance of the Securities or the repricing of the warrants acquired by the Purchaser from the Existing Investors in the Resale Transaction (except for such warrants with respect to which waivers of anti-dilution rights are being obtained in connection herewith); and

(viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

3.5 Issuance of Securities.

(a) The Securities to be issued hereunder are duly authorized and, upon payment and issuance in accordance with the terms hereof, shall be free from all taxes, Liens and charges with respect to the issuance thereof. As of the Closing, the Company has not authorized or reserved any shares of Common Stock for the issuance of the Debenture Shares or the Warrant Shares.

(b) Except for (i) the filing of the Company’s amended and restated articles of incorporation, and (ii) the reservation by the Board (as hereinafter defined) of 25,661,088 shares of Common Stock for issuance upon conversion of the Debenture and exercise of the Warrants as contemplated by Section 7.15(a) hereof, all actions by the Board, the Company and its stockholders necessary for the valid issuance of the Debenture Shares and the Warrant Shares pursuant to the terms of the Debenture and the Warrants, respectively, has been taken.

(c) Subject to the provisions of Section 7.15(a) hereof, the Debenture Shares and Warrant Shares, when issued and paid for upon conversion of the Debenture or exercise of the Warrants, respectively, will be validly issued, fully paid and nonassessable and free from all taxes, Liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of the Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Article IV hereof, the issuance by the Company to the Purchaser of the Securities is exempt from registration under the Securities Act.

3.6 Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the New Investor Rights Agreement, the Security Agreement, the Stock Pledge Agreement, the Debenture, and the Warrants, and each of the other agreements or instruments entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the

Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, and the issuance of the Debenture and the Warrants, have been duly authorized by the board of directors of the Company (the “Board”), and no further consent or authorization is required by the Company, the Board or its stockholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies, (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy consideration, or (iii) as may be subject to the provisions of Section 7.15(a) hereof.

3.7 Dilutive Effect. The Company understands and acknowledges that its obligation to issue the Debenture Shares and Warrant Shares upon conversion of the Debenture or the exercise of the Warrants, as the case may be, in accordance therewith is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

3.8 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance of the Debenture Shares and the Warrant Shares) will not (i) result in a violation of any articles or certificate of incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock or bylaws of the Company or OrthoSupply or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or OrthoSupply is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or OrthoSupply or by which any property or asset of the Company or OrthoSupply is bound or affected, except in the case of clauses (ii) and (iii), for such breaches or defaults as would not be reasonably expected to have a Material Adverse Effect.

3.9 Governmental Consents. Except for the filing of a Form D with the SEC, the registration of the Shares under the Securities Act for resale by the Purchaser, and compliance with the provisions of Section 7.15(a) hereof, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person (as hereinafter defined) in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the Closing pursuant to the preceding sentence have been obtained or effected. The Company is unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the foregoing.

3.10 No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

3.11 No Integrated Offering. None of the Company, its subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions.

3.12 Placement Agent’s Fees. Except as set forth on Schedule 3.12, no brokerage or finder’s fee or commission are or will be payable to any Person with respect to the transactions contemplated by this Agreement based upon arrangements made by the Company or any of its affiliates. The Company agrees that it shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by Purchaser) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any claim for any such fees or commissions.

3.13 Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the transactions contemplated by the Transaction Documents, the Common Stock or any of its subsidiaries or any of their respective current or former officers or directors in their capacities as such. To the knowledge of the Company, there has not been within the past two (2) years, and there is not pending, any investigation by the SEC involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act within the past two (2) years.

3.14 Indebtedness and Other Contracts. Except as disclosed in the SEC Documents, neither the Company nor OrthoSupply (a) has any outstanding Indebtedness (as defined below), (b) is a party to any contract, agreement or instrument, the violation of which, or default under, by any other party to such contract, agreement or instrument would result in a Material Adverse Effect, (c) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (d) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) ”Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, change, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

3.15 Financial Information; SEC Documents. Since December 31, 2005, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act. As of their respective dates, the SEC Documents filed since December 31, 2005 complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of such SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in such SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Purchaser that is not included in the SEC Documents filed since December 31, 2005 contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

3.16 Absence of Certain Changes. Except as disclosed in the SEC Documents or on Schedule 3.16, since December 31, 2005, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its subsidiaries. Since December 31, 2005, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $50,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. After giving effect to the transactions contemplated hereby to occur at the Closing, the Company will not be Insolvent (as hereinafter defined). For purposes of this Agreement, “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total indebtedness, contingent or otherwise, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

3.17 Foreign Corrupt Practices.

(a) Since December 31, 2005, neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(b) None of the subsidiaries of the Company, nor any of their respective directors, officers, agents, employees or other Persons acting on behalf of such subsidiaries has, in the course of their respective actions (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.18 Transactions With Affiliates. Except as set forth in the SEC Documents, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or OrthoSupply (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

3.19 Insurance. The Company and OrthoSupply are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and OrthoSupply are engaged. Neither the Company nor OrthoSupply has been refused any insurance coverage sought or applied for and neither the Company nor OrthoSupply has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

3.20 Employee Relations. Neither the Company nor OrthoSupply is a party to any collective bargaining agreement or employs any member of a union. No Executive Officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No Executive Officer of the Company, to the knowledge of the Company, is, or is now, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or OrthoSupply to any liability with respect to any of the foregoing matters. The Company and OrthoSupply are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3.21 Title. The Company and OrthoSupply have good and marketable title to all personal property owned by them which is material to their respective business, in each case free and clear of all liens, encumbrances and defects except such as are described in the SEC Documents or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and OrthoSupply. Any real property and facilities held under lease by the Company and OrthoSupply are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and OrthoSupply.

3.22 Intellectual Property Rights. Schedule 3.22 sets forth a list of all of the Company’s and OrthoSupply’s patents, trademarks, trade names, service marks copyrights, and registrations and applications therefor, trade secrets and any other intellectual property right (collectively, “Intellectual Property Rights”), identifying whether owned by the Company, OrthoSupply or a third party. The Intellectual Property Rights are, to the best of the Company’s knowledge, fully valid and are in full force and effect. The Company does not have any knowledge of any infringement by the Company or OrthoSupply of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or OrthoSupply regarding its Intellectual Property Rights that could have a Material Adverse Effect. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property Rights.

3.23 Environmental Laws. The Company and each of its subsidiaries (a) are in compliance with any and all Environmental Laws (as hereinafter defined), (b) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (a), (b) and (c), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

3.24 Tax Matters. The Company and each of its subsidiaries (a) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (c) have set aside on its books reasonably adequate provision for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except where such failure would not have a Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

3.25 Sarbanes-Oxley Act. The Company is in compliance with any and all requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof and applicable to it, and any and all rules and regulations promulgated by the SEC thereunder that are effective and applicable to it as of the date hereof, except where such noncompliance would not have a Material Adverse Effect.

3.26 FDA Compliance. The Company and OrthoSupply, and the manufacture, marketing and sales of the Company’s and OrthoSupply’s products, complies with any and all applicable requirements of the Federal Food, Drug and Cosmetic Act, any rules and regulations of the Food and Drug Administration promulgated thereunder, and any similar laws outside of the United States to which the company is subject, except where such noncompliance would not have a Material Adverse Effect.

3.27 Investment Company Status. The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company,” an “affiliated person” of, “promoter” for or “principal underwriter” for, or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act.

3.28 Material Contracts. Each contract of the Company that involves expenditures or receipts in excess of $100,000 (each an “Applicable Contract”) is in full force and effect and is valid and enforceable in accordance with its terms. The Company is and has been in full compliance with all applicable terms and requirements of each Applicable Contract and no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a violation or breach of, or give the Company or any other entity the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Applicable Contract. The Company has not given or received from any other entity any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Applicable Contract.

3.29 Inventory. All inventory of the Company consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been or will be written off or written down to net realizable value on the unaudited consolidated balance sheet of the Company and its Subsidiaries as of March 31, 2006. The quantities of each type of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable and warranted in the present circumstances of the Company.

3.30 Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that constitutes or might constitute material, nonpublic information that has not been disclosed in the SEC Documents. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchaser regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company as of the date of this Agreement as follows:

4.1 Accredited Investor. The Purchaser acknowledges and agrees that (i) the offering and sale of the Securities are intended to be exempt from registration under the

Securities Act by virtue of Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder, (ii) the Securities have not been registered under the Securities Act and (iii) the Company has represented to the Purchaser (assuming the veracity of the representations of the Purchaser made herein) that the Securities have been offered and sold by the Company in reliance upon an exemption from registration provided in Section 4(2) of the Securities Act and Regulation D thereunder. In accordance therewith and in furtherance thereof, the Purchaser represents and warrants to and agrees with the Company that it is an accredited investor (as defined in Rule 501 promulgated under the Securities Act).

4.2 No Distribution. The Purchaser hereby represents and warrants that the Purchaser is acquiring the Securities hereunder for its own account for investment and not with a view to distribution, and with no present intention of distributing the Securities or selling the Securities for distribution. The Purchaser understands that the Securities are being sold to the Purchaser in a transaction which is exempt from the registration requirements of the Securities Act. Accordingly, the Purchaser acknowledges that it has been advised that the Securities have not been registered under the Securities Act and are being sold by the Company in reliance upon the veracity of the Purchaser’s representations contained herein and upon the exemption from the registration requirements provided by the Securities Act and the securities laws of all applicable states. The Purchaser’s acquisition of the Securities shall constitute a confirmation of the foregoing representation and warranty and understanding thereof.

4.3 Evaluation. The Purchaser has such knowledge and experience in financial and business matters as is required for evaluating the merits and risks of making this investment, and the Purchaser has received such information requested by the Purchaser concerning the business, management and financial affairs of the Company in order to evaluate the merits and risks of making this investment. Further, the Purchaser acknowledges that the Purchaser has had the opportunity to ask questions of, and receive answers from, the officers of the Company concerning the terms and conditions of this investment and to obtain information relating to the organization, operation and business of the Company and of the Company’s contracts, agreements and obligations or needed to verify the accuracy of any information contained herein or any other information about the Company. Except as set forth in this Agreement, no representation or warranty is made by the Company to induce the Purchaser to make this investment, and any representation or warranty not made herein or therein is specifically disclaimed and no information furnished to the Purchaser or the Purchaser’s advisor(s) in connection with the sale were in any way inconsistent with the information stated herein. The Purchaser further understands and acknowledges that no Person has been authorized by the Company to make any representations or warranties concerning the Company, including as to the accuracy or completeness of the information contained in this Agreement.

4.4 Investment Risks. The purchase of the Securities involves risks which the Purchaser has evaluated, and the Purchaser is able to bear the economic risk of the purchase of such Securities and the loss of its entire investment. The Purchaser is able to bear the substantial economic risk of the investment for an indefinite period of time, has no need for liquidity in such investment and can afford a complete loss of such investment. The Purchaser’s overall commitment to investments that are not readily marketable is not, and its acquisition of the Securities will not cause such overall commitment to become, disproportionate to its net worth and the Purchaser has adequate means of providing for its current needs and contingencies.

4.5 Accuracy of Representations. The Purchaser is making the foregoing representations and warranties with the intent that they may be relied upon by the Company in determining the suitability of the sale of the Securities to the Purchaser for purposes of federal and state securities laws. Accordingly, the Purchaser represents and warrants that the information stated herein is true, accurate and complete.

4.6 Authorization; Enforceability. The individual signing below on behalf of the Purchaser hereby warrants and represents that he/she is authorized to execute this Agreement on behalf of the Purchaser. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action, if any, in respect thereof on the part of the Purchaser and no other proceedings on the part of the Purchaser are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms (subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (whether applied in a proceeding in equity or at law)).

4.7 Resale; Certificate Legend. In entering into this Agreement and in purchasing the Securities, the Purchaser further acknowledges that:

(a) Neither the Securities nor any interest therein may be resold by the Purchaser in the absence of a registration under the Securities Act or an exemption from registration. In particular, the Purchaser is aware that all of the foregoing described Securities will be “restricted securities”, as such term is defined in Rule 144 promulgated under the Securities Act (“Rule 144”), and they may not be sold pursuant to Rule 144, unless the conditions thereof are met. Other than as set forth in this Agreement and the New Investor Rights Agreement, the Company has no obligation to register any Securities purchased or issuable hereunder.

(b) The following legends (or similar language) shall be placed on the certificate(s) or other instruments evidencing the Securities:

THE SECURITIES REPRESENTED BY THIS [DEBENTURE] [CERTIFICATE] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND

OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

(c) The Company may at any time place a stop transfer order on its transfer books against the Securities. Such stop order will be removed, and further transfer of the Securities will be permitted, upon an effective registration of the respective Securities, or the receipt by the Company of an opinion of counsel satisfactory to the Company that such further transfer may be effected pursuant to an applicable exemption from registration.

ARTICLE V

CONDITIONS TO CLOSING OF THE PURCHASERS

The obligation of the Purchaser to purchase the Securities at the Closing is subject to the fulfillment to the Purchaser’s satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived by the Purchaser:

5.1 Representations and Warranties Correct. The representations and warranties in Article III hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

5.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with by the Company in all material respects.

5.3 No Impediments. Neither the Company nor any Purchaser shall be subject to any order, decree or injunction of a court or administrative agency of competent jurisdiction that prohibits the transactions contemplated hereby or would impose any material limitation on the ability of such Purchaser to exercise full rights of ownership of the Securities. At the time of the Closing, the purchase of the Securities to be purchased by the Purchaser hereunder shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

5.4 Other Agreements and Documents. Company or OrthoSupply, as applicable, shall have executed and delivered the following agreements and documents:

(a) The Debenture in the form of Exhibit A attached hereto;

(b) The $.345 Warrants in the form of Exhibit B attached hereto;

(c) The $.375 Warrants in the form of Exhibit C attached hereto;

(d) The New Investor Rights Agreement in the form of Exhibit D attached hereto;

(e)    The Security Agreement in the form of Exhibit E hereto;

(f)    The Stock Pledge Agreement in the form of Exhibit F attached hereto;

(g)    The Guaranty Agreement in the form of Exhibit G attached hereto;

(h)    The Guarantor Security Agreement in the form of Exhibit H attached hereto;

(i)    Financing Statements on Form UCC-1 with respect to all personal property and assets of the Company and OrthoSupply;

(j)    A Certificate of Good Standing from the state of incorporation of the Company and OrthoSupply;

(k)    A certificate of the Company’s CEO, dated the Closing Date, certifying (i) the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement, (ii) the Board resolutions approving this Agreement and the transactions contemplated hereby, and (iii) other matters as the Purchaser shall reasonably request;

(l)    A written waiver, in form and substance satisfactory to the Purchaser, from each person other than the Purchaser who has any of the following rights:

(i)    any currently effective right of first refusal to acquire the Securities; or

(ii)    any right to an anti-dilution adjustment of securities issued by the Company that are held by such person that will be triggered as a result of (A) the issuance of the Securities or (B) the repricing of the warrants acquired by the Purchaser in connection with the Resale Transaction with the Existing Investors as contemplated by Section 7.16(b) hereof;

(m)    All necessary consents or waivers, if any, from all parties to any other material agreements to which the Company is a party or by which it is bound immediately prior to the Closing in order that the transactions contemplated hereby may be consummated and the business of the Company may be conducted by the Company after the Closing without adversely affecting the Company; and

(n)    Reimbursement of expenses as set forth in Section 12.9 hereof.

5.5    Due Diligence Investigation.    No fact shall have been discovered, whether or not reflected in the Schedules hereto, which in the Purchaser’s determination would make the consummation of the transactions contemplated by this Agreement not in the Purchaser’s best interests.

5.6    Transaction with Existing Investors.    The Purchaser shall have completed the acquisition of shares of Common Stock and warrants from the Existing Investors as set forth on Exhibit I attached hereto on terms and conditions satisfactory to the Purchaser it its sole discretion.

ARTICLE VI

CONDITIONS TO CLOSING OF THE COMPANY

The Company’s obligation to sell the Securities at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions:

6.1    Representations.    The representations made by the Purchaser pursuant to Article IV hereof shall be true and correct when made and shall be true and correct on the Closing Date.

6.2    No Impediments.    Neither the Company nor any Purchaser shall be subject to any order, decree or injunction of a court or administrative agency of competent jurisdiction that prohibits the transactions contemplated hereby or would impose any material limitation on the ability of such Purchaser to exercise full rights of ownership of the Securities. At the time of the Closing, the purchase of the Securities to be purchased by the Purchaser hereunder shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

6.3    Payment of Purchase Price.    The Company shall have received the Cash Payment, subject to the provisions of Section 12.9 hereof.

6.4    Other Agreements and Documents.

(a)    The Purchaser shall have executed and delivered a Lock-Up Leak-Out Agreement with respect to the Securities in a form reasonably satisfactory to the Company and the Purchaser.

(b)    The Purchaser shall have surrendered the Note for cancellation and the Exchanged Shares.

ARTICLE VII

AFFIRMATIVE COVENANTS

The Company hereby covenants and agrees, so long as the Debenture remains outstanding, as follows:

7.1    Maintenance of Corporate Existence.    The Company shall and shall cause its subsidiaries to, maintain in full force and effect its corporate existence, rights and franchises and all material terms of licenses and other rights to use licenses, trademarks, trade names, service marks, copyrights, patents or processes owned or possessed by it and necessary to the conduct of its business.

7.2    Maintenance of Properties.    The Company shall and shall cause its subsidiaries to, keep each of its properties necessary to the conduct of its business in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company shall and shall its subsidiaries to at all times comply with each material provision of all leases to which it is a party or under which it occupies property.

7.3    Payment of Taxes.    The Company shall and shall cause its subsidiaries to, promptly pay and discharge, or cause to be paid and discharged when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, assets, property or business of the Company and its subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall be contested timely and in good faith by appropriate proceedings, if the Company or its subsidiaries shall have set aside on its books adequate reserves with respect thereto, and the failure to pay shall not be prejudicial in any material respect to the holders of the Securities, and provided, further, that the Company or its subsidiaries will pay or cause to be paid any such tax, assessment, charge or levy forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

7.4    Payment of Indebtedness.    The Company shall and shall cause its subsidiaries to pay or cause to be paid all Indebtedness incident to the operations of the Company or its subsidiaries (including, without limitation, claims or demands of workmen, materialmen, vendors, suppliers, mechanics, carriers, warehousemen and landlords) which, if unpaid might become a lien (except for Permitted Liens) upon the assets or property of the Company or its subsidiaries.

7.5    Maintenance of Insurance.    The Company shall and shall cause its subsidiaries to, keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by theft, fire, explosion and other risks customarily insured against by companies in the line of business of the Company or its subsidiaries, in amounts sufficient to prevent the Company and its subsidiaries from becoming a co-insurer of the property insured; and the Company shall and shall cause its subsidiaries to maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated or as may be required by law, including, without limitation, general liability, fire and business interruption insurance, and product liability insurance as may be required pursuant to any license agreement to which the Company or its subsidiaries is a party or by which it is bound.

7.6    Notice of Adverse Change.    The Company shall promptly give notice to all holders of any Securities (but in any event within seven (7) days) after becoming aware of the existence of any condition or event which constitutes, or the occurrence of, any of the following:

(a)    any Event of Default (as hereinafter defined);

(b)    any other event of noncompliance by the Company or its subsidiaries under this Agreement;

(c)    the institution or threatening of institution of an action, suit or proceeding against the Company or any subsidiary before any court, administrative agency or arbitrator, including, without limitation, any action of a foreign government or instrumentality, which, if adversely decided, could materially adversely affect the business, prospects, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole whether or not arising in the ordinary course of business; or

(d)    any information relating to the Company or any subsidiary which could reasonably be expected to materially and adversely affect the assets, property, business or condition (financial or otherwise) of the Company or its ability to perform the terms of this Agreement. Any notice given under this Section 7.6 shall specify the nature and period of existence of the condition, event, information, development or circumstance, the anticipated effect thereof and what actions the Company has taken and/or proposes to take with respect thereto.

7.7    Compliance With Agreements.    The Company shall and shall cause its subsidiaries to comply in all material respects, with the terms and conditions of all material agreements, commitments or instruments to which the Company or any of its subsidiaries is a party or by which it or they may be bound.

7.8    Compliance With Laws.    The Company shall and shall cause each of its subsidiaries to duly comply in all material respects with any material laws, ordinances, rules and regulations of any foreign, Federal, state or local government or any agency thereof, or any writ, order or decree, and conform to all valid requirements of governmental authorities relating to the conduct of their respective businesses, properties or assets, including, but not limited to, the requirements of the FDA Act, the Prescription Drug Marketing Act, the Control Substance Act, the Employee Retirement Income Security Act of 1978, the Environmental Protection Act, the Occupational Safety and Health Act, the Foreign Corrupt Practices Act and the rules and regulations of each of the agencies administering such acts.

7.9    Protection of Licenses, etc.    The Company shall and shall cause its subsidiaries to, maintain, defend and protect to the best of their ability licenses and sublicenses (and to the extent the Company or a subsidiary is a licensee or sublicensee under any license or sublicense, as permitted by the license or sublicense agreement), trademarks, trade names, service marks, patents and applications therefor and other proprietary information owned or used by it or them and shall keep duplicate copies of any licenses, trademarks, service marks or patents owned or used by it, if any, at a secure place selected by the Company.

7.10    Accounts and Records; Inspections.

(a)    The Company shall keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to the business and affairs of the Company and its subsidiaries in accordance with generally accepted accounting principles applied on a consistent basis.

(b)    The Company shall permit each holder of any Securities or any of such holder’s officers, employees or representatives during regular business hours of the Company, upon reasonable notice and as often as such holder may reasonably request, to visit and inspect the offices and properties of the Company and its subsidiaries and to make extracts or copies of the books, accounts and records of the Company or its subsidiaries at such holder’s expense.

(c) Nothing contained in this Section 7.10 shall be construed to limit any rights which a holder of any Securities may otherwise have with respect to the books and records of the Company and its subsidiaries, to inspect its properties or to discuss its affairs, finances and accounts.

7.11 Maintenance of Office. The Company will maintain its principal office at the address of the Company set forth in Section 12.6 of this Agreement where notices, presentments and demands in respect of this Agreement and any of the Securities may be made upon the Company, until such time as the Company shall notify the holders of the Securities in writing, at least thirty (30) days prior thereto, of any change of location of such office.

7.12 Use of Proceeds. The Company shall use all the proceeds received from the sale of the Securities pursuant to this Agreement solely for the purpose of working capital.

7.13 Payment of the Debenture. The Company shall pay the principal of and interest on the Debenture in the time, the manner and the form provided therein, except to the extent converted into Common Stock in accordance with its terms.

7.14 SEC Reporting Requirements. The Company shall comply with its reporting and filing obligations pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall provide copies of such reports, including, without limitation to each holder of Securities promptly upon filing with the SEC.

7.15 Authorization of and Reservation of Additional Shares of Common Stock.

(a) Promptly after Closing, but in any event within fifty (50) days after the Closing, the Company shall (i) file amended and restated articles of incorporation in the form attached hereto as Exhibit K, inter alia, to increase the number of authorized shares of the Company’s Common Stock available for issuance from 50,000,000 to 100,000,000 shares in order to provide a sufficient number of shares of Common Stock for the issuance of the Debenture Shares and Warrant Shares; and (ii) take all action necessary to reserve out of the newly-authorized Common Stock 25,661,088 shares for the issuance of the Debenture Shares and Warrant Shares.

(b) Upon fulfillment of the matters set forth in Section 7.15(a) above, the Company will at all times cause there to be reserved for issuance a sufficient number of shares of Common Stock for the issuance of the Debenture Shares and Warrant Shares.

7.16 Amendments to Existing Warrants. For no consideration in addition to the Purchase Price, the Company and the Purchaser shall amend the existing warrants held by the Purchaser (including those purchased by the Purchaser in the Resale Transaction) on the terms set forth under “New Warrant Terms” on Exhibit I, attached hereto.

7.17 Investor Relations Firm. Promptly after Closing, the Company, at its sole expense will engage an investor relations firm, subject to the Purchaser’s reasonable approval, to work on behalf of the Company.

7.18 Further Assurances. From time to time the Company shall execute and deliver to the Purchaser and the Purchaser shall execute and deliver to the Company such other instruments, certificates, agreements and documents and take such other action and do all other things as may be reasonably requested by the other party in order to implement or effectuate the terms and provisions of this Agreement and any of the Securities.

ARTICLE VIII

NEGATIVE COVENANTS

The Company hereby covenants and agrees, so long as the Debenture remains outstanding, it will not (and not allow any of its subsidiaries to), directly or indirectly, without the prior written consent of the Purchaser, as follows:

8.1 Payment of Dividends; Stock Purchase. Declare or pay any cash dividends on, or make any distribution to the holders of, any shares of capital stock of the Company, other than dividends or distributions payable in such capital stock, or purchase, redeem or otherwise acquire or retire for value any shares of capital stock of the Company or warrants or rights to acquire such capital stock, other than in connection with repurchases upon the termination of employment of employee equityholders.

8.2 Stay, Extension and Usury Laws. At any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereinafter in force, which may affect the covenants or the performance of the Debenture, the Company hereby expressly waiving all benefit or advantage of any such law, or by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Purchaser but will suffer and permit the execution of every such power as though no such law had been enacted.

8.3 Reclassification. Effect any reclassification, combination or reverse stock split of the Common Stock.

8.4 Liens. Except as otherwise provided in this Agreement, create, incur, assume or permit to exist any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of the Company or any subsidiary under any conditional sale or other title retention agreement or any capital lease, upon or with respect to any property or asset of the Company or any subsidiary (each a “Lien” and collectively, “Liens”), except that the foregoing restrictions shall not apply to:

(a) liens for taxes, assessments and other governmental charges, if payment thereof shall not at the time be required to be made, and provided such reserve as shall be required by generally accepted accounting principles consistently applied shall have been made therefor;

(b) liens of workmen, materialmen, vendors, suppliers, mechanics, carriers, warehouseman and landlords or other like liens, incurred in the ordinary course of business for sums not then due or being contested in good faith, if an adverse decision in which contest would not materially affect the business of the Company;

(c) liens securing indebtedness of the Company or any subsidiaries which is in an aggregate principal amount not exceeding $250,000 and which liens are subordinate to liens on the same assets held by the Purchaser;

(d) statutory liens of landlords, statutory liens of banks and rights of set-off, and other liens imposed by law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by generally accepted accounting principles shall have been made for any such contested amounts;

(e) liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(f) any attachment or judgment lien not constituting an Event of Default;

(g) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of the Company or any of its subsidiaries;

(h) any (i) interest or title of a lessor or sublessor under any lease, (ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

(i) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(k) liens securing obligations (other than obligations representing debt for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Company and its subsidiaries; and

(l) the replacement, extension or renewal of any lien permitted by this Section 8.4 upon or in the same property theretofore subject or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the indebtedness secured thereby.

All of the Foregoing Liens described in subsections (a) – (l) above shall be referred to as “Permitted Liens”.

8.5 Indebtedness. Create, incur, assume, suffer, permit to exist, or guarantee, directly or indirectly, any Indebtedness, excluding, however, from the operation of this covenant:

(a) any indebtedness or the incurring, creating or assumption of any indebtedness secured by liens permitted by the provisions of Section 8.4(c) above;

(b) the endorsement of instruments for the purpose of deposit or collection in the ordinary course of business;

(c) indebtedness which may, from time to time be incurred or guaranteed by the Company which in the aggregate principal amount does not exceed $250,000 and is subordinate to the indebtedness under this Agreement;

(d) indebtedness under the Debenture and otherwise existing on the date hereof;

(e) indebtedness relating to contingent obligations of the Company and its subsidiaries under guaranties in the ordinary course of business of the obligations of suppliers, customers, and licensees of the Company and its subsidiaries;

(f) indebtedness relating to loans from the Company to its subsidiaries;

(g) indebtedness relating to capital leases in an amount not to exceed $500,000;

(h) accounts or notes payable arising out of the purchase of merchandise or services in the ordinary course of business; or

(i) indebtedness (if any) expressly permitted by, and in accordance with, the terms and conditions of this Agreement.

8.6 Liquidation or Sale. Sell, transfer, lease or otherwise dispose of 10% or more of its consolidated assets (as shown on the most recent financial statements of the Company or the subsidiary, as the case may be) in any single transaction or series of related transactions (other than the sale of inventory in the ordinary course of business), or liquidate, dissolve, recapitalize or reorganize in any form of transaction, or acquire all or substantially all of the capital stock or assets of another business or entity.

8.7 Change of Control Transaction. Enter into a Change in Control Transaction. For purposes of this Agreement, “Change in Control Transaction” means, except with respect to acquisitions by the Company in the normal course of business or in connection with the contemplated expansion of the Board to five persons, the occurrence of (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company (except that the acquisition of voting securities by the Purchaser shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the Board of the Company which is not approved by a majority of those individuals who are members of the Board on the date hereof (or by those individuals who are serving as members of the Board on any date whose nomination to the Board was approved by a majority of the members of the Board who are members on the date hereof), (c) the merger or consolidation of the Company or any subsidiary of the Company in one or a series of related transactions with or into another entity (except in connection with a reincorporation merger involving the Company or with respect to which the Company is the survivor), or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c).

8.8 Amendment of Charter Documents. Except as contemplated by Section 7.15(a)(i) hereof or in connection with the Company’s contemplated amendment and restatement of its by-laws, make any further amendment to the articles of incorporation or by-laws of the Company or any of its subsidiaries.

8.9 Loans and Advances. Except for loans and advances outstanding as of the Closing Date, directly or indirectly, make any advance or loan to, or guarantee any obligation of, any person, firm or entity, except for intercompany loans or advances and those provided for in this Agreement.

8.10 Transactions with Affiliates.

(a) Make any intercompany transfers of monies or other assets in any single transaction or series of transactions, except as otherwise permitted in this Agreement.

(b) Engage in any transaction with any of the officers, directors, employees or affiliates of the Company or of its subsidiaries, except on terms no less favorable to the Company or the subsidiary as could be obtained in an arm’s length transaction.

(c) Divert (or permit anyone to divert) any business or opportunity of the Company or subsidiary to any other corporate or business entity.

8.11 Other Business. Enter into or engage, directly or indirectly, in any business other than the business currently conducted or proposed to be conducted as of the date of this Agreement by the Company or any subsidiary.

8.12 Investments. Make any investments in, or purchase any stock, option, warrant, or other security or evidence of indebtedness of, any person or entity (exclusive of any subsidiary), other than obligations of the United States Government or certificates of deposit or other instruments maturing within one year from the date of purchase from financial institutions with capital in excess of $50 million.

ARTICLE IX

EVENTS OF DEFAULT

9.1 Events of Default. The occurrence and continuance of any of the following events shall constitute an event of default under this Agreement and the Debenture (each an “Event of Default” and, collectively, “Events of Default”):

(a) if the Company shall default in the payment of (i) any part of the principal of the Debenture, when the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or (ii) the interest on the Debenture; when the same shall become due and payable; and in each case such default shall have continued without cure for ten (10) days after written notice (a “Default Notice”) is given to the Company of such default;

(b) if the Company shall default in the performance of any of the covenants contained in Articles VIII or IX hereof and such default shall have continued without cure for fifteen (15) days after a Default Notice is given to the Company;

(c) if the Company shall default in the performance of any other material agreement or covenant contained in this Agreement and such default shall not have been remedied to the satisfaction of the Purchaser within thirty-five (35) days after a Default Notice shall have been given to the Company;

(d) if the Company shall have failed to obtain the waivers of all persons holding preemptive or anti-dilution adjustment rights as required by Section 5.4(n) hereof and such default shall not have been remedied to the satisfaction of the Purchaser, within thirty-five (35) days after a Default Notice shall have been given to the Company;

(e) if any representation or warranty made in this Agreement or in or any certificate delivered pursuant hereto shall prove to have been incorrect in any material respect when made;

(f) if any default shall occur under any indenture, mortgage, agreement, instrument or commitment evidencing or under which there is at the time outstanding any indebtedness of the Company or a subsidiary, in excess of $100,000, or which results in such indebtedness, in an aggregate amount (with other defaulted indebtedness) in excess of $250,000 becoming due and payable prior to its due date and if such indenture or instrument so requires, the holder or holders thereof (or a trustee on their behalf) shall have declared such indebtedness due and payable;

(g) if any of the Company or its subsidiaries shall default in the observance or performance of any term or provision of an agreement to which it is a party or by which it is bound, which default will have a Material Adverse Effect and such default is not waived or cured within the applicable grace period provided for in such agreement;

(h) if a final judgment which, either alone or together with other outstanding final judgments against the Company and its subsidiaries, exceeds an aggregate of $250,000 shall be rendered against the Company or any subsidiary and such judgment shall have continued undischarged or unstayed for thirty-five (35) days after entry thereof;

(i) if the Company or any subsidiary shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts; or if the Company or any subsidiary shall suffer a receiver or trustee for it or substantially all of its assets to be appointed, and, if appointed without its consent, not to be discharged or stayed within ninety (90) days; or if the Company or any subsidiary shall suffer proceedings under any law relating to bankruptcy, insolvency or the reorganization or relief of debtors to be instituted by or against it, and, if contested by it, not to be dismissed or stayed within ninety (90) days; or if the Company or any subsidiary shall suffer any writ of attachment or execution or any similar process to be issued or levied against it or any significant part of its property which is not released, stayed, bonded or vacated within ninety (90) days after its issue or levy; or if the Company or any subsidiary takes corporate action in furtherance of any of the aforesaid purposes or conditions; or

(j) The Company shall have failed to comply with its obligations under Section 7.15 hereof.

9.2 Remedies.

(a) Upon the occurrence and continuance of an Event of Default, the Purchaser may at any time (unless all defaults shall theretofore have been remedied) at its option, by written notice or notices to the Company (i) declare the Debenture to be due and payable, whereupon the same shall forthwith mature and become due and payable, together with interest accrued thereon, without presentment, demand, protest or notice, all of which are hereby waived; and (ii) declare any other amounts payable to the Purchaser under this Agreement or as contemplated hereby due and payable.

(b) Notwithstanding anything contained in Section 9.2(a), in the event that at any time after the principal of the Debenture shall so become due and payable and prior to the date of maturity stated in the Debenture all arrears of principal of and interest on the Debenture (with interest at the rate specified in the Debenture on any overdue principal and, to the extent legally enforceable, on any interest overdue) shall be paid by or for the account of the Company, then the Purchaser, by written notice or notices to the Company, may (but shall not be obligated to) waive such Event of Default and its consequences and rescind or annul such declaration, but no such waiver shall extend to or affect any subsequent Event of Default or impair any right resulting therefrom.

(c) If the Company fails to comply with its obligations under Section 7.15 hereof, and if the Purchaser elects to waive such Event of Default pursuant to Section 9.2(b), the Company shall be obligated to pay to the Purchaser the sum of $40,000 per month pro rata for each day that such Event of Default remains uncured. For purposes of this Section 9.2(c), the amount payable to the Purchaser shall be computed based upon 30-day months.

9.3 Enforcement. In case any one or more Events of Default shall occur and be continuing, the Purchaser may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in the Debenture or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law. In case of a default in the payment of any principal of or interest on the Debenture, the Company will pay to the Purchaser such further amount as shall be sufficient to cover the cost and the expenses of collection, including, without limitation, reasonable attorney’s fees, expenses and disbursements. No course of dealing and no delay on the part of the Purchaser in exercising any rights shall operate as a waiver thereof or otherwise prejudice the Purchaser’s rights. No right conferred hereby or by the Debenture upon the Purchaser shall be exclusive of any other right referred to herein or therein or now available at law in equity, by statute or otherwise.

ARTICLE X

[INTENTIONALLY OMITTED]

ARTICLE XI

INDEMNIFICATION

11.1 Indemnification by the Company. The Company agrees to defend, indemnify and hold harmless the Purchaser and shall reimburse the Purchaser for, from and against each claim, loss, liability, cost and expense (including without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, “Losses”) directly or indirectly relating to, resulting from or arising out of any untrue representation, misrepresentation, breach of warranty or non-fulfillment of any covenant, agreement or other obligation by or of the Company contained herein or in any certificate, document, or instrument delivered to the Purchaser pursuant hereto.

11.2 Indemnification by the Purchaser. The Purchaser agrees to defend, indemnify and hold harmless the Company and shall reimburse the Company for, from and against all Losses directly or indirectly relating to, resulting from or arising out of any untrue representation, misrepresentation, breach of warranty or non-fulfillment of any covenant, agreement or other obligation of the Purchaser contained herein or in any certificate, document or instrument delivered to the Company pursuant hereto.

11.3 Procedure. The indemnified party shall promptly notify the indemnifying party of any claim, demand, action or proceeding for which indemnification will be sought under Sections 11.1 or 11.2 of this Agreement, and, if such claim, demand, action or proceeding is a third party claim, demand, action or proceeding, the indemnifying party will have the right at its expense to assume the defense thereof using counsel reasonably acceptable to the indemnified party. The indemnified party shall have the right to participate, at its own expense, with respect to any such third party claim, demand, action or proceeding. In connection with any such third party claim, demand, action or proceeding, the Purchaser and the Company shall cooperate with each other and provide each other with access to relevant books and records in their possession. No such third party claim, demand, action or proceeding shall be settled without the prior written consent of the indemnified party, which shall not be unreasonably withheld. If a firm written offer is made to settle any such third party claim, demand, action or proceeding and the indemnifying party proposes to accept such settlement and the indemnified party refuses to consent to such settlement, then: (i) the indemnifying party shall be excused from, and the indemnified party shall be solely responsible for, all further defense of such third party claim, demand, action or proceeding; and (ii) the maximum liability of the indemnifying party relating to such third party claim, demand, action or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the indemnified party on such third party claim, demand, action or proceeding is greater than the amount of the proposed settlement.

ARTICLE XII

MISCELLANEOUS

12.1 Governing Law. This Agreement and the rights of the parties hereunder shall be governed in all respects by the laws of the State of New York wherein the terms of this Agreement were negotiated.

12.2 Survival. Except as specifically provided herein, the representations, warranties, covenants and agreements made herein shall survive the Closing.

12.3 Amendment. This Agreement may not be amended, discharged or terminated (or any provision hereof waived) without the written consent of the Company and the Purchaser.

12.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon and enforceable by and against, the successors, assigns, heirs, executors and administrators of the parties hereto. The Purchaser may assign its rights hereunder (provided, that the Purchaser may not so assign any of such rights to any competitor of the Company), and the Company may not assign its rights or obligations hereunder without the consent of the Purchaser or any of its successors, assigns, heirs, executors and administrators.

12.5 Entire Agreement. This Agreement, the Transaction Documents and the other documents delivered pursuant hereto and simultaneously herewith constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.

12.6 Notices, etc. All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if delivered either personally or by a nationally recognized courier service marked for next business day delivery or sent in a sealed envelope by first class mail, postage prepaid and either registered or certified, addressed as follows:

(a)	if to the Company:

China Media Networks International, Inc.
237 Cedar Hill Street
Marlboro MA 01752
Attn: Chief Executive Officer

with a copy to:

Andrew B. White, Esq.
Bingham McCutchen LLP
150 Federal Street
Boston, Massachusetts 02110

(b)	if to a Purchaser:

Vicis Capital Master Fund
Tower 56, Suite 700
126 E. 56th Street, 7th Floor
New York, NY 10022
Attn: Shad Stastney

with a copy to:

Andrew D. Ketter, Esq.
Quarles & Brady LLP
411 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

12.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Securities upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence, therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement must be, made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

12.8 Severability. The invalidity of any provision or portion of a provision of this Agreement shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

12.9 Expenses. The Company shall bear its own expenses and legal fees incurred on its behalf with respect to the negotiation, execution and consummation of the transactions contemplated by this Agreement, and without requiring any documentation therefor, the Company will reimburse the Purchaser $60,000 for all fees and expenses incurred by the Purchaser with respect to the negotiation, execution and consummation of the transactions contemplated by this Agreement and the transactions contemplated hereby and due diligence conducted in connection therewith, including the fees and disbursements of counsel and auditors for the Purchaser. Such reimbursement shall be paid on the Closing Date by the Purchaser deducting such $60,000 from the Cash Payment.

12.10 Consent to Jurisdiction; Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED THE STATE AND COUNTY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTION DOCUMENTS. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY SUCH LEGAL PROCEEDING. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY CONSENTS TO SERVICE OF PROCESS BY NOTICE IN THE MANNER SPECIFIED IN SECTION 12.6 AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION SUCH PARTY MAY NOW OR HEREAFTER HAVE TO SERVICE OF PROCESS IN SUCH MANNER.

12.11 Titles and Subtitles. The titles of the articles, sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

12.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Securities Purchase Agreement, as of the day and year first above written.

COMPANY: CHINA MEDIA NETWORKS INTERNATIONAL, INC.

/s/ Brian Lesperance
Brian Lesperance
Chief Executive Officer

PURCHASER: VICIS CAPITAL MASTER FUND

/s/ Shad Stastney
Shad Stastney

EXHIBIT A

FORM OF DEBENTURE

THE SECURITIES REPRESENTED BY THIS CONVERTIBLE SENIOR SECURED DEBENTURE, INCLUDING THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

THIS DEBENTURE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS DEBENTURE ARE SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THAT CERTAIN LOCK-UP AND LEAK-OUT AGREEMENT, DATED AS OF JUNE 28, 2006, AS MAY BE AMENDED OR MODIFIED FROM TIME TO TIME, BY AND BETWEEN CHINA MEDIA NETWORKS INTERNATIONAL, INC. AND THE HOLDER.

CHINA MEDIA NETWORKS INTERNATIONAL, INC.

6% CONVERTIBLE SENIOR SECURED DEBENTURE DUE JUNE 28, 2008

$2,000,000	Marlboro, Massachusetts
No. N-1	June 28, 2008

FOR VALUE RECEIVED, upon the terms and subject to the conditions set forth in this convertible senior secured debenture (this “Debenture”), CHINA MEDIA NETWORKS INTERNATIONAL, INC., a Nevada corporation with its principal place of business at 237 Cedar Hill Street, Marlboro, MA (the “Company”), absolutely and unconditionally promises to pay to the order of VICIS CAPITAL MASTER FUND (the “Payee” or “Holder”), upon due presentation and surrender of this Debenture, on June 28, 2008 (the “Maturity Date”), unless earlier converted pursuant to Section 3.1 hereof, the principal amount of Two Million Dollars ($2,000,000.00) and accrued interest thereon as hereinafter provided. This Debenture is issued in connection with a certain Securities Purchase and Exchange Agreement, of even date herewith, between the Company and the Holder (the “Purchase Agreement”), all terms of which are incorporated herein by this reference and hereby made a part of this Debenture. Capitalized terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement. By its acceptance of this Debenture, the Holder agrees to be bound by the terms of the Purchase Agreement.

ARTICLE I

PAYMENT OF PRINCIPAL AND INTEREST; METHOD OF PAYMENT

1.1 Payment of Principal. Payment of the principal of this Debenture (and any interest accrued thereon) shall be made in shall be made in U.S. dollars in immediately available funds, without setoff or counterclaim and without any withholding or deduction whatsoever. The Company may not at any time, without the prior written consent of the Purchaser, prepay the Debenture, in whole or in part.

1.2 Payment of Interest. Interest shall accrue on the unpaid portion of the principal amount from time to time outstanding at the rate of six percent (6%) per annum (the “Stated Interest Rate”), computed on the basis of a 360-day year of twelve 30-day months, and become payable to the Payee on the Maturity Date. Interest shall be paid as in U.S. dollars in immediately available funds, without setoff or counterclaim and without any withholding or deduction whatsoever; provided that, (a) after the Effective Date of the Registration Statement (as both such terms are defined in that certain Amended and Restated Investor Rights Agreement of the Company of even date herewith); and (b) in connection with any conversion of this Debenture pursuant to Section 3.1 hereof, the Company may, in its sole discretion, elect to pay any interest due hereunder in shares of Common Stock in an amount equal to the total amount of interest to be paid divided by the Conversion Price.

1.3 Payment on Non-Business Days. If the outstanding principal and accrued but unpaid interest under this Debenture becomes due and payable on a Saturday, Sunday or public holiday under the laws of the State of New York, the due date hereof shall be extended to the next succeeding full business day and interest shall be payable at the rate of six (6%) percent per annum during such extension. All payments received by the Holder shall be applied first to the payment of all accrued interest payable hereunder.

1.4 Late Fee. In the event any payment of principal or interest or both shall remain unpaid for a period of ten (10) days or more after the due date thereof, a one-time late charge equivalent to six percent (6%) of each unpaid amount shall be charged.

1.5 Adjustment of Stated Interest Rate. After an Event of Default and acceleration of the Maturity Date by the Holder the Stated Interest Rate shall be adjusted to a rate of ten percent (10%) per annum, subject to the limitations of applicable law.

ARTICLE II

SECURITY

The obligations of the Company under this Debenture are secured pursuant to security interests on assets, tangible and intangible, of the Company granted by the Company to the Holder pursuant to a security agreement of even date herewith and a stock pledge agreement referred to in the Purchase Agreement. In addition, OrthoSupply Management, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, has executed in favor of the Holder a certain guaranty agreement, dated of even date herewith, guaranteeing the full and unconditional payment when due of the amounts payable by the Company to the Holder pursuant to the terms of this Debenture. The obligations of OrthoSupply Management, Inc. under its guaranty agreement are secured pursuant to security interests on and collateral assignments of, assets, tangible and intangible, of OrthoSupply Management, Inc. granted by OrthoSupply Management, Inc. to the Holder pursuant to a security agreement of even date herewith referred to in the Purchase Agreement.

ARTICLE III

CONVERSION

3.1 Conversion at Option of Holder. At any time and from time to time on and after the date hereof (the “Initial Conversion Date”) until the Maturity Date, the outstanding principal balance and accrued but unpaid interest under this Debenture is convertible in whole or in part at the Holder’s option into shares of Common Stock (“Conversion Shares”) upon surrender of this Debenture, at the office of the Company, accompanied by a written Conversion Notice in the form attached hereto as Annex II duly executed by the registered Holder or its duly authorized attorney. “Common Stock” means common stock of the Company as it exists on the date this Debenture is originally signed. This Debenture is convertible on or after the Initial Conversion Date into shares of Common Stock at a price per share of Common Stock equal to $.207016 per share (subject to proportionate adjustment in the event of any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Common Stock occurring after the date hereof) (the “Conversion Price”). No fractional shares or scrip representing fractional shares will be issued upon any conversion, but an adjustment in cash will be made, in respect of any fraction of a share which would otherwise be issuable upon the surrender of this Debenture for conversion. The Conversion Price is subject to adjustment as provided in Section 3.5 and Section 3.6 hereof. As soon as practicable following conversion and upon the Holder’s compliance with the conversion procedure described in Section 3.3 hereof, the Company shall deliver a certificate for the number of full shares of Common Stock issuable upon conversion and a check for any fractional share and, in the event the Debenture is converted in part, a new Debenture in the principal amount equal to the remaining principal balance of this Debenture after giving effect to such partial conversion.

3.2 Registration of Transfer. The Company shall maintain books for the transfer and registration of this Debenture. Upon the transfer or assignment of this Debenture by the Holder pursuant to the terms hereof and its delivery of a properly completed and executed Assignment attached hereto as Annex I, the Company shall issue and register this Debenture in the names of the new holders. The new Debentures shall be signed manually by the Chairman, Chief Executive Officer, President or any Vice President and the Secretary or Assistant Secretary of the Company.

3.3 Conversion Procedure. The Company shall convert, from time to time, any outstanding portion of this Debentures upon the books to be maintained by the Company for such purpose upon surrender thereof for conversion properly endorsed and accompanied by a properly completed and executed Conversion Notice attached hereto as Annex II. Subject to the terms of this Debenture, upon surrender of this Debenture the Company shall issue and deliver a certificate or certificates in such name or names as the Holder may designate for the number of full shares of Common Stock due to such Holder upon the conversion of this Debenture. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the Holder of record of such Shares as of the date of the surrender of this Debenture; provided, however, that if, at the date of surrender the transfer books of the Common Stock shall be closed, the certificates for the Shares shall be issuable as of the date on which such books shall be opened and until such date the Company shall be under no duty to deliver any certificate for such Shares; provided, further, however, that such transfer books, unless otherwise required by law or by applicable rule of any national securities exchange, shall not be closed at any one time for a period longer than twenty (20) days.

3.4 Issuance of Common Stock. As of the date hereof, the Company has not duly authorized and reserved for issuance any shares of Common Stock to permit the conversion of this Debenture. In accordance with the provisions of Section 7.15(a) of the Purchase Agreement, the Company covenants to promptly, but in any event, within fifty (50) days after the date hereof, to (i) file amended and restated articles of incorporation to, among other things, increase the number of authorized shares of Common Stock available for issuance from 50,000,000 to 100,000,000 shares in order to provide a sufficient number of shares of Common Stock for the issuance of the Conversion Shares; and (ii) take all action necessary to reserve out of the newly-authorized Common Stock a number of shares sufficient for the full conversion of this Debenture. The Conversion Shares which may be issued upon the conversion of this Debentures shall be fully paid and non-assessable and free of preemptive rights. The Company will endeavor to comply with all securities laws regulating the offer and delivery of the Conversion Shares upon conversion of this Debenture.

3.5 Dividends; Reclassifications, etc. In the event that the Company shall, at any time prior to the earlier to occur of (i) exercise of conversion rights hereunder and (ii) the Maturity Date: (i) declare or pay to the holders of the Common Stock a dividend payable in any kind of shares of capital stock of the Company; or (ii) change or divide or otherwise reclassify the Common Stock into the same or a different number of shares with or without par value, or in shares of any class or classes; or (iii) transfer its property as an entirety or substantially as an entirety to any other company or entity; or (iv) make any distribution of its assets to holders of the Common Stock as a liquidation or partial liquidation dividend or by way of return of capital; then, upon the subsequent exercise of conversion rights under this Debenture, the Holder of the Conversion Shares shall receive, in addition to or in substitution for the Conversion Shares to which it would otherwise be entitled upon such exercise, such additional shares of stock or scrip of the Company, or such reclassified shares of stock of the Company, or such shares of the securities or property of the Company resulting from transfer, or such assets of the Company, which it would have been entitled to receive had it exercised these conversion rights prior to the happening of any of the foregoing events.

3.6 Most Favored Nations Exchange. Except for any Qualified Issuance, (as hereinafter defined), if at any time until one year after the Effective Date of the Registration Statement, the Company shall offer, issue or agree to issue any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding at any time prior to the Closing Date) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Conversion Price then in effect, then, for each such occasion, as to this Debenture (if remaining outstanding), without the consent of the Holder, the Conversion Price shall be adjusted to equal such other lower price per share, and, as to shares of Common Stock, if any, that were previously issued upon the partial conversion of this Debenture and are then still owned by the Purchaser, the Company shall issue additional shares of Common Stock to the Holder so that the average per share purchase price of the shares of Common Stock issued to the Holder upon the conversion of this Debenture is equal to such other lower price per share. For purposes of this Section 3.6 “Qualified Issuance” shall mean (x) the grant, issuance or exercise of any convertible securities pursuant to a qualified or non-qualified stock option plan of the Company or any other bona fide employee benefit plan or incentive arrangement, adopted or approved by the Board and approved by the Company’s shareholders, as may be amended from time to time, (y) the grant, issuance or exercise of any convertible securities in connection with the hire or retention of any officer, director or key employee of the Company, provided such grant is approved by the Board, or (z) the issuance of any shares of Common Stock pursuant to the grant or exercise of convertible securities outstanding as of the date hereof (exclusive of any subsequent amendments thereto).

3.7 Notice to Holder. If, at any time while this Debenture is outstanding, the Company shall pay any dividend payable in cash or in Common Stock, shall offer to the holders of Common Stock for subscription or purchase by them any shares of stock of any class or any other rights, shall enter into an agreement to merge or consolidate with another corporation, shall propose any capital reorganization or reclassification of the capital stock of the Company, including any subdivision or combination of its outstanding shares of Common Stock or there shall be contemplated a voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall cause notice thereof to be mailed to the registered Holder of this Debenture at its address below, at least thirty (30) days prior to the record date as of which holders of Common Stock shall participate in such dividend, distribution or subscription or other rights or at least thirty (30) days prior to the effective date of the merger, consolidation, reorganization, reclassification or dissolution.

ARTICLE IV

MISCELLANEOUS

4.1 Default. Upon the occurrence of any one or more of the Events of Default specified or referred to in the Purchase Agreement or in the other documents or instruments executed in connection therewith, all amounts then remaining unpaid on this Debenture may be declared to be immediately due and payable as provided in the Purchase Agreement.

4.2 Collection Costs. Should all or any part of the indebtedness represented by this Debenture be collected by action at law, or in bankruptcy, insolvency, receivership or other court proceedings, or should this Debenture be placed in the hands of attorneys for collection after default, the Company hereby promises to pay to the Holder, upon demand by the Holder at any time, in addition to the outstanding principal and all (if any) other amounts payable on or in respect of this Debenture, all court costs and reasonable attorneys’ fees and other collection charges and expenses incurred or sustained by the Holder.

4.3 Rights Cumulative. The rights, powers and remedies given to the Payee under this Debenture shall be in addition to all rights, powers and remedies given to it by virtue of the Purchase Agreement, any document or instrument executed in connection therewith, or any statute or rule of law.

4.4 No Waivers. Any forbearance, failure or delay by the Payee in exercising any right, power or remedy under this Debenture, the Purchase Agreement, any documents or instruments executed in connection therewith or otherwise available to the Payee shall not be deemed to be a waiver of such right, power or remedy, nor shall any single or partial exercise of any right, power or remedy preclude the further exercise thereof.

4.5 Amendments in Writing. No modification or waiver of any provision of this Debenture, the Purchase Agreement or any documents or instruments executed in connection therewith shall be effective unless it shall be in writing and signed by the Payee, and any such modification or waiver shall apply only in the specific instance for which given.

4.6 Governing Law. This Debenture and the rights and obligations of the parties hereto, shall be governed, construed and interpreted according to the laws of the State of New York, wherein it was negotiated and executed, and the undersigned consents and agrees that the State and Federal Courts which sit in the State of New York, County of New York shall have exclusive jurisdiction of all controversies and disputes arising hereunder.

4.7 No Counterclaims. The Company waives the right to interpose counterclaims or set-offs of any kind and description in any litigation arising hereunder and waives the right in any litigation with the Payee (whether or not arising out of or relating to this Debenture) to trial by jury.

4.8 Successors. The term “Payee” and “Holder” as used herein shall be deemed to include the Payee and its successors, endorsees and assigns.

4.9 Notices. All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if delivered either personally or by a nationally recognized courier service marked for next business day delivery or sent in a sealed envelope by first class mail, postage prepaid and either registered or certified, addressed as follows:

(a)	if to the Company:

China Media Networks International, Inc. 237 Cedar Hill Street Marlboro MA 01752 Attn: Chief Executive Officer
(b)	if to the Holder:

Vicis Capital Master Fund

c/o Vicis Capital LLC

Tower 56, Suite 700

126 E. 56th Street, 7th Floor

New York, NY 10022

Attn: Shad Stastney

(or at such other address as the Holder may have furnished in writing to the Company)

4.10 Certain Waivers. The Company hereby irrevocably waives notice of acceptance, presentment, notice of nonpayment, protest, notice of protest, suit and all other conditions precedent in connection with the delivery, acceptance, collection and/or enforcement of this Debenture or any collateral or security therefor.

4.11 Mutilated, Lost, Stolen or Destroyed Debentures. In case this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Debenture, or in lieu of and substitution for the Debenture, mutilated, lost, stolen or destroyed, a new Debenture of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction and an indemnity, if requested, also satisfactory to it.

4.12 Transfer and Assignment. The Holder may transfer or assign this Debenture without the consent of the Company; provided that, it may not so transfer or assign this Debenture or any rights hereunder to any competitor of the Company. The Company may not transfer or assign this Debenture or its obligations hereunder without the consent of the Holder.

4.13 Ownership Cap and Certain Exercise Restrictions. Notwithstanding the Holder’s ownership of shares of the Common Stock, at no time may the Holder convert this Debenture if the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock owned by the Holder at such time, the number of shares of Common Stock which would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.9% of the then issued and outstanding shares of Common Stock; provided, however, that upon the Holder providing the Company with sixty-one (61) days notice (the “Waiver Notice”) that the Holder would like to waive this Section 4.13 with regard to any or all shares of Common Stock issuable upon conversion of this Debenture, this Section 4.13 will be of no force or effect with regard to all or a portion of this Debenture referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the Maturity Date.

[signature page follows]

IN WITNESS WHEREOF, China Media Networks International, Inc. has caused this Debenture to be signed by its Chief Executive Officer and to be dated the day and year first above written.

ATTEST [SEAL]	CHINA MEDIA NETWORKS INTERNATIONAL, INC

Brian Lesperance
Chief Executive Officer

ANNEX I

ASSIGNMENT

For value received, the undersigned hereby assigns subject to the provisions of Section 12.4 of that certain Securities Purchase Agreement, dated as of June 28, 2006, of China Media Networks International, Inc., a Nevada corporation (the “Company”), as may be amended or modified from time to time, to                      $                     principal amount of and $                     in accrued but unpaid interest under the 6% Convertible Senior Secured Debenture due June 28, 2008 evidenced hereby and hereby irrevocably appoints                                  attorney to transfer the Debenture (or such portion thereof) on the books of the within named corporation with full power of substitution in the premises.

Dated:

In the presence of:

ANNEX II

CONVERSION NOTICE

TO: CHINA MEDIA NETWORKS INTERNATIONAL, INC.

The undersigned holder of this Debenture hereby irrevocably exercises the option to convert $                      principal amount of and $                                 in accrued but unpaid interest under such Debenture (which may be less than the stated principal amount thereof) into shares of Common Stock of China Media Networks International, Inc., in accordance with the terms of such Debenture, and directs that the shares of Common Stock issuable and deliverable upon such conversion, together with a check (if applicable) in payment for any fractional shares as provided in such Debenture, be issued and delivered to the undersigned unless a different name has been indicated below. If shares of Common Stock are to be issued in the name of a person other than the undersigned holder of such Debenture, the undersigned will pay all transfer taxes payable with respect thereto.

Name and address of Holder

Signature of Holder

Principal amount of Debenture
to be converted $

If shares are to be issued otherwise then to the holder:

Name of Transferee

Address of Transferee

Social Security or Tax ID Number of Transferee

EXHIBIT B

FORM OF $.345 WARRANTS

THIS WARRANT OR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, (iii) RECEIPT OF A NO-ACTION LETTER(S) FROM THE APPROPRIATE GOVERNMENTAL AUTHORITY(IES), OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THIS WARRANT.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THAT CERTAIN LOCK-UP AND LEAK-OUT AGREEMENT, DATED AS OF JUNE 28, 2006, AS MAY BE AMENDED OR MODIFIED FROM TIME TO TIME, BY AND BETWEEN CHINA MEDIA NETWORKS INTERNATIONAL, INC. AND THE HOLDER.

SERIES CS WARRANT TO PURCHASE SHARES

OF COMMON STOCK

Warrant Number..	CS-2

Date of Grant	June 28, 2006

Exercise Term	The purchase right represented by this Warrant is exercisable, in whole or in part, at any time after the earlier of (i) the date the Registration Statement on Form SB-2 (or an alternative available form if China Media Networks International, Inc. is not eligible to file a Form SB-2) covering the Warrant Shares is declared effective; or (ii) twelve (12) months from the Date of Grant (as hereinafter defined) (the “Initial Exercise Date”) and from time to time thereafter through and including the close of business on the date five (5) years from the Initial Exercise Date (the “Expiration Date”); provided, however, that in the event that any portion of this Warrant is unexercised as of the Expiration Date, the terms of Section 2(b) of this Warrant shall apply.

Name of Holder	Vicis Capital Master Fund
Right to Purchase the following number of shares of Common Stock of China Media Networks International, Inc. (subject to adjustment as provided herein)	8,000,000

Warrant Price	$0.345

China Media Networks International, Inc., a Nevada corporation (the “Company”), hereby certifies that, for value received, the “Holder” identified in the table above, or its registered assigns, is the registered holder of a warrant (the “Warrant”) to subscribe for and purchase the number of fully paid and nonassessable Common Stock set forth in the table above (as adjusted pursuant to Section 4 hereof, the “Warrant Shares”) of the Company, at a price per share equal to $0.375 (such price and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof is herein referred to as the “Warrant Price”), subject to the provisions and upon the terms and conditions hereinafter set forth.

As used herein, (a) the term “Common Stock” shall mean the Company’s presently authorized Common Stock, par value $0.0001 per share, and any stock into or for which such Common Stock may hereafter be converted or exchanged, (b) the term “Date of Grant” shall mean June 28, 2006, and (c) the term “Other Warrants” shall mean any warrant issued upon transfer or partial exercise of this Warrant. The term “Warrant” as used herein shall be deemed to include Other Warrants unless the context hereof or thereof clearly requires otherwise.

1.	Term. The term of the purchase right represented by this Warrant as set forth in the table above.

2.	Exercise; Expiration; Redemption; Call Right.

a. Method of Exercise; Payment; Issuance of New Warrant. Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the Holder, in whole or in part and from time to time after the Initial Exercise Date, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company of an amount equal to the then applicable Warrant Price multiplied by the number of Warrant Shares then being purchased. The person or persons in whose name(s) any certificate(s) representing shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the Holder as soon as possible and in any event within thirty (30) days after such exercise and, unless this Warrant has been fully exercised, a new Warrant representing the portion of the Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder as soon as possible and in any event within such thirty (30)-day period.

b. Expiration. In the event that any portion of this Warrant is unexercised as of the Expiration Date, such portion of this Warrant shall automatically expire, and the Holder shall have no rights with respect to such unexercised portion of this Warrant.

c. Maximum. In no event shall the Holder be entitled to exercise any Warrant Shares to the extent that, after such exercise, the sum of the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrant Shares or any unexercised right held by the Holder subject to a similar limitation), would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such exercise). For purposes of this Section 2(c), beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. Nothing herein shall preclude the Holder from disposing of a sufficient number of other shares of Common Stock beneficially owned by the Holder so as to thereafter permit the continued exercise of this Warrant.

d. Call Right of the Company. The Company shall have the right, beginning twelve (12) months (the “Call Right Trigger Date”) after a registration statement on Form SB-2 (or an alternative available form if the Company is not eligible to file a Form SB-2) registering the Warrant Shares has been declared effective by the Securities and Exchange Commission (the “SEC”), to purchase all or any portion of the Warrant Shares issued or issuable hereunder, at a purchase price per Warrant Share of $1.00 (subject to proportionate adjustment in the event of any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Common Stock occurring after the date hereof). The Company shall exercise its call right hereunder by delivery to the Holder of written notice at any time and from time to time from and after the Call Right Trigger Date. Payment of the purchase price pursuant to the exercise by the Company of its call right hereunder shall be effected in immediately available funds on the date of consummation of the proposed purchase of Warrant Shares by the Company.

3. Stock Fully Paid; Reservation of Shares. All Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all taxes (other than any taxes determined with respect to, or based upon, the income of the person to whom such shares are issued), liens and charges (other than liens or charges created by actions of the Holder or the person to whom such shares are issued), and pre-emptive rights with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

4. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

a. Reclassification or Merger. In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the Holder a new Warrant (in form and substance satisfactory to the Holder), so that the Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of the number of shares of Common Stock then purchasable under this Warrant. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this Section 4(a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

b. Subdivision or Combination of Shares. If at any time while this Warrant remains outstanding and unexpired the Company shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective.

c. Stock Dividends. If at any time while this Warrant is outstanding and unexpired the Company shall pay a dividend with respect to Common Stock payable in Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend.

d. Rights Offerings. In case the Company shall, at any time after the Date of Grant, issue rights, options or warrants to the holders of equity securities of the Company, entitling them to subscribe for or purchase shares of Common Stock (or securities convertible or exchangeable into Common Stock) at a price per share of Common Stock (or having a conversion or exchange price per share of Common Stock if a security convertible or exchangeable into Common Stock) less than the Warrant Price in effect on the record date for such issuance (or the date of issuance, if there is no record date), the Warrant Price to be in effect on and after such record date (or issuance date, as the case may be) shall be reduced, concurrently with such issue, to a price equal to the consideration received per share in connection with the issuance of such Additional Shares of Common Stock. In case such purchase or subscription price may be paid in part or in whole in a form other than cash, the fair value of such consideration shall be determined by the Board of Directors of the Company (the “Board of Directors”) in good faith as set forth in a duly adopted board resolution certified by the Company’s Secretary or Assistant Secretary. Such adjustment shall be made successively whenever such an issuance occurs; and in the event that such rights, options, warrants, or convertible or exchangeable securities are not so issued or expire or cease to be convertible or exchangeable before they are exercised, converted, or exchanged (as the case may be), then the Warrant Price shall again be adjusted to be the Warrant Price that would then be in effect if such issuance had not occurred, provided however, the Company shall adjust the number of Warrant Shares issued upon any exercise of this Warrant after the adjustment required pursuant to this Section 4(d) but prior to the date such subsequent adjustment is made, in order to equitably reflect the fact that such rights, options, warrants, or convertible or exchangeable securities were not so issued or expired or ceased to be convertible or exchangeable before they were exercised, converted, or exchanged (as the case may be).

e. Other Issuances of Securities. In case the Company or any subsidiary of the Company shall, at any time after the Date of Grant, issue shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding (i) shares, rights, options, warrants, or convertible or exchangeable securities or issued in any of the transactions described in Sections 4(a), 4(b), 4(c), or 4(d) above, (ii) shares issued upon the exercise of such rights, options or warrants or upon conversion or exchange of such convertible or exchangeable securities, and (iii) this Warrant and any shares issued upon exercise thereof), at a price per share of Common Stock (determined in the case of such rights, options, warrants, or convertible or exchangeable securities by dividing (x) the total amount receivable by the Company in consideration of the sale and issuance of such rights, options, warrants, or convertible or exchangeable securities, plus the total minimum consideration payable to the Company upon exercise, conversion, or exchange thereof by (y) the total maximum number of shares of Common Stock covered by such rights, options, warrants, or convertible or exchangeable securities) lower than the Warrant Price in effect on the date of such issuance, then the Warrant Price shall be reduced, concurrently with such issue, to a price equal to the consideration received per share in connection with the issuance of such Additional Shares of Common Stock. For the purposes of such adjustment, the maximum number of shares of Common Stock which the holder of any such rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants, or convertible or exchangeable securities, plus the minimum consideration or premium stated in such rights, options, warrants, or convertible or exchangeable securities to be paid for the shares of Common Stock covered thereby. In case the Company shall sell and issue shares of Common Stock, or rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the price per share of Common Stock and the consideration received by the Company for purposes of the first sentence of this Section 4(e), the Board of Directors shall determine, in good faith, the fair value of said property, and such determination shall be described in a duly adopted board resolution certified by the Company’s Secretary or Assistant Secretary. In case the Company shall sell and issue rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock together with one (1) or more other securities as a part of a unit at a price per unit, then in determining the price per share of Common Stock and the consideration received by the Company for purposes of the first sentence of this Section 4(e), the Board of Directors shall determine, in good faith, which determination shall be described in a duly adopted board resolution certified by the Company’s Secretary or Assistant Secretary, the fair value of the rights, options, warrants, or convertible or exchangeable securities then being sold as part of such unit. Such adjustment shall be made successively whenever such an issuance occurs, and in the event that such rights, options, warrants, or convertible or exchangeable securities expire or cease to be convertible or exchangeable before they are exercised, converted, or exchanged (as the case may be), then the Warrant Price shall again be adjusted to the Warrant Price that would then be in effect if such sale and issuance had not occurred, but such subsequent adjustment shall not affect the number of Warrant Shares issued upon any exercise of this Warrant prior to the date such subsequent adjustment is made.

f. Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

g. Determination of Fair Market Value. For purposes of this Warrant, “fair market value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean (i) if shares of Common Stock are traded on a national securities exchange (an “Exchange”), the weighted average of the closing sale price of a share of the Common Stock of the Company on the last five (5) trading days prior to the Determination Date reported on such Exchange as reported in The Wall Street Journal (weighted with respect to the trading volume with respect to each such day), (ii) if shares of Common Stock are not traded on an Exchange but trade in the over-the-counter market and such shares are quoted on the National Association of Securities Dealers Automated Quotations System (“NASDAQ”), the weighted average of the closing sale price of a share of the Common Stock of the Company on the last five (5) trading days prior to the Determination Date reported on NASDAQ as reported in The Wall Street Journal (weighted with respect to the trading volume with respect to each such day), (iii) if such shares are an issue for which last sale prices are not reported on NASDAQ, the average of the closing sale price, in each case on the last five (5) trading days (or if the relevant price or quotation did not exist on any of such days, the relevant price or quotation on the next preceding business day on which there was such a price or quotation) prior to the Determination Date as reported by the Over the Counter Bulletin Board (the “OTCBB”), the National Quotation Bureau, Incorporated, or any other successor organization, (iv) if no closing sales price is reported for the Common Stock by the OTCBB, National Quotation Bureau, Incorporated or any other successor organization for such day, the average of the high and low bid and asked price of any of the market makers for the Common Stock as reported on the OTCBB or in the “pink sheets” by the Pink Sheets, LLC on the last five (5) trading days, or (v) if no price can be determined on the basis of the above methods of valuation, then the judgment of valuation shall be determined in good faith by the Board of Directors, which determination shall be described in a duly adopted board resolution certified by the Company’s Secretary or Assistant Secretary. If the Board of Directors is unable to determine any Valuation (as defined below), or if the Holder disagrees with the Board of Directors’ determination of any Valuation by written notice delivered to the Company within five (5) business days after the determination thereof by the Board of Directors is communicated to the Holder, which notice specifies the Holder’s determination of such Valuation, then the Company and the Holder shall select a mutually acceptable investment banking firm of national reputation which has not had a material relationship with the Company or any officer of the Company within the preceding two (2) years, which shall determine such Valuation. Such investment banking firm’s determination of such Valuation shall be final, binding and conclusive on the Company and the Holder. Any and all costs and fees of such investment banking firm shall be borne equally by the Company and the Holder, however, if the

Valuation is within 90% of either party’s valuation, then the other party shall pay all of the costs and fees of such investment banking firm. For purposes of this Section 4(g), the term “Valuation” shall mean the determination, to be made initially by the Board of Directors, of the fair market value per share of Common Stock pursuant to clause (v) above.

h. Subsequent Changes. If, at any time after any adjustment of the Warrant Price shall have been made hereunder as the result of any issuance, sale or grant of any rights, options, warrants or convertible or exchangeable securities, any of such rights, options or warrants or the rights of conversion or exchange associated with such convertible or exchangeable securities shall expire by their terms or any of such rights, options, warrants or convertible or exchangeable securities shall be repurchased by the Company or a subsidiary of the Company for a consideration per underlying share of Common Stock not exceeding the amount of such consideration received by the Company in connection with the issuance, sale or grant of such rights, options, warrants or convertible or exchangeable securities, the Warrant Price then in effect shall forthwith be increased to the Warrant Price that would have been in effect if such expiring right, option or warrant or rights of conversion or exchange or such repurchased rights, options, warrants or convertible or exchangeable securities had never been issued. Similarly, if at any time after any such adjustment of the Warrant Price shall have been made pursuant to Section 4(e) above (i) any additional aggregate consideration is received or becomes receivable by the Company in connection with the issuance of exercise of such rights, options, warrants or convertible or exchangeable securities or (ii) there is a reduction in the conversion or exchange ratio applicable to such convertible or exchangeable securities so that fewer shares of Common Stock will be issuable upon the conversion or exchange thereof or there is a decrease in the number of shares of Common Stock issuable upon exercise of such rights, options or warrants (except where such reduction or decrease results from a combination of shares described in Section 4(b) above), the Warrant Price then in effect shall be forthwith readjusted to the Warrant Price that would have been in effect had such changes taken place at the time that such rights, options, warrants or convertible or exchangeable securities were initially issued, granted or sold. In no event shall any readjustment under this Section 4(h) affect the validity of any Warrant Shares issued upon any exercise of this Warrant prior to such readjustment.

i. Excluded Transactions. Notwithstanding the foregoing, Sections 4(d) or 4(e) above shall not apply to: (i) shares of Common Stock issued or deemed issued to employees or directors of, or consultants to, the Company or any of its subsidiaries pursuant to a plan, agreement, or arrangement approved by the Board of Directors; provided that, at the time of any such issuance under clause (i) above, the aggregate of such issuances under clause (i) in the then preceding 12 month period shall not exceed 3,000,000 shares of Common Stock of the Company (subject to equitable adjustment in the event a stock dividend, stock split, combination, reclassification, or other similar event affecting the Common Stock); provided, further that, the aggregate issuance after December 30, 2005 shall not, in any event, exceed 5,580,000 (subject to equitable adjustment in the event a stock dividend, stock split, combination, reclassification, or other similar event affecting the Common Stock); (ii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the date hereof; (iii) shares of Common Stock issued in connection with any stock split or stock dividend of the Company; (iv) the issuance of shares of Common Stock in connection with a bona fide joint venture or business acquisition of or by the Company approved by the Board of Directors, whether by merger, consolidation, sale of assets, sale or exchange of stock, or otherwise; provided that, at the time of any such issuance under clause (iv) above, the aggregate of such issuances under clause (iv) in the preceding 12 month period shall not exceed 10% of the then outstanding Common Stock (assuming full conversion and exercise of all convertible and exercisable securities); (v) the issuance of shares of Common Stock upon conversion or exercise of the Series A Warrants, Series B Warrants, Series C Warrants and Series BD Warrants issued by the Company in connection with the prior merger of CMNW Acquisition Corp., a Nevada corporation, with and into OrthoSupply Management, Inc., a Delaware corporation (“OrthoSupply”), resulting in OrthoSupply becoming a wholly-owned subsidiary of the Company; and (vi) shares of capital stock of the Company issued in all equity financings of the Company occurring between December 30, 2005 and December 30, 2006 pursuant to which the aggregate gross proceeds of the Company in connection therewith do not exceed $1,000,000.

5. Notice of Adjustments. Whenever the Warrant Price or the number of Warrant Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall deliver to the Holder a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Warrant Shares purchasable hereunder after giving effect to such adjustment.

6. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value (as determined in accordance with Section 4(g) above) of a share of Common Stock on the date of exercise.

7. Compliance with Securities Act; Disposition of Warrant or Warrant Shares.

a. Compliance with Securities Act. The Holder, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that the Holder will not offer, sell or otherwise dispose of this Warrant, or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”). Upon exercise of this Warrant, the Holder shall confirm in writing, by executing the form attached as Exhibit A hereto, that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale. This Warrant and all shares of Common Stock issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, (iii) RECEIPT OF A NO-ACTION LETTER(S) FROM THE APPROPRIATE GOVERNMENTAL AUTHORITY(IES), OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED DIRECTLY OR INDIRECTLY.”

In addition, in connection with the issuance of this Warrant, the Holder specifically represents to the Company by acceptance of this Warrant as follows:

(1) The Holder is aware of the Company’s business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The Holder has executed a confidentiality agreement and will hold all information governed by that agreement in accordance with the terms of such agreement. The Holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act.

(2) The Holder understands that this Warrant and the Warrant Shares have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. In this connection, the Holder understands that, in the view of the SEC, the statutory basis for such exemption may be unavailable if the Holder’s representation was predicated solely upon a present intention to hold this Warrant and the Warrant Shares for the minimum capital gains period specified under applicable tax laws, for a deferred sale, for or until an increase or decrease in the market price of this Warrant and the Warrant Shares, or for a period of one (1) year or any other fixed period in the future.

(3) The Holder further understands that this Warrant and the Warrant Shares must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws, or unless exemptions from registration are otherwise available.

(4) The Holder is aware of the provisions of Rule 144 and 144A, promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: the availability of certain public information about the Company, the resale occurring not less than one (1) year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

(5) The Holder further understands that at the time it wishes to sell this Warrant and the Warrant Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 and 144A, and that, in such event, the Holder may be precluded from selling this Warrant and the Warrant Shares under Rule 144 and 144A even if the one (1)-year minimum holding period had been satisfied.

(6) The Holder further understands that in the event all of the requirements of Rule 144 and 144A are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 and 144A is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 and 144A will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

b. Exchange. This Warrant may be exchanged, without payment of any service charge, for one (1) or more new Warrants of like tenor exercisable for the same aggregate number of shares of Common Stock upon surrender to the Company by the Holder in person or by legal representative or by attorney duly authorized in writing and, upon issuance of the new Warrant or Warrants, the surrendered Warrant shall be cancelled and disposed of by the Company.

c. Disposition of Warrant or Warrant Shares. With respect to any offer, sale or other disposition of this Warrant, or any Warrant Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Warrant Shares, the Holder and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder’s counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Securities Act as then in effect or any federal or state law then in effect) of this Warrant or such Warrant Shares and indicating whether or not under the Securities Act certificates for this Warrant or such Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with applicable law. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Warrant Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 8(c) that the opinion of counsel for the holder is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly after such determination has been made and neither this Warrant nor any Warrant shall be sold or otherwise disposed of until such disagreement has been resolved. The foregoing notwithstanding, this Warrant or such Warrant Shares may (i) as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 and 144A under the Securities Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 and 144A have been satisfied and (ii) be offered, sold, distributed or otherwise transferred to any Affiliate of the Holder without regard to this Section 7, but only if the Company is in receipt of an opinion of counsel as to the permissibility of such transfer under federal and state securities laws and an investor representation letter from the transferee, in form and substance reasonably satisfactory to the Company. Each certificate representing this Warrant or the Warrant Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent or, if acting as its own transfer agent, the Company may stop transfer on its corporate books, in connection with such restrictions. As used herein, “Affiliate of the Holder” shall mean (x) any owner, shareholder, partner or member of the Holder, and (y) any other Person that directly or indirectly, through one or more intermediaries, Controls or is Controlled by or is under common Control (as such terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) with the Holder.

8. Rights as Stockholders; Information. The Holder, as such, shall not be entitled to vote or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of the directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. The foregoing notwithstanding, the Company will transmit to the Holder such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the stockholders.

9. Additional Rights.

9.1 Mergers. In the event that the Company undertakes to (i) sell, lease, exchange, convey or otherwise dispose of all or substantially all of its property or business, or (ii) merge into or consolidate with any other corporation (other than a wholly-owned subsidiary of the Company), or effect any transaction (including a merger or other reorganization) or series of related transactions, in which more than fifty percent (50%) of the voting power of the Company is disposed of, the Company will use its best efforts to provide at least thirty (30) days notice of the terms and conditions of the proposed transaction. The Company shall cooperate with the Holder in consummating the sale of this Warrant in connection with any such transaction.

10. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

11. Notices. Unless otherwise specifically provided herein, all communications under this Warrant shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the day of transmission if sent by facsimile transmission to the number shown on the books of the Company, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (iii) on the day after delivery to Federal Express or similar overnight courier, or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant. The Holder or the Company may change its address for purposes of this Section 11 by giving the other party written notice of the new address in the manner set forth herein.

12. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets, and all of the obligations of the Company relating to the Common Stock issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder. The Company will, at the time of the exercise or conversion of this Warrant, in whole or in part, upon request of the Holder but at the Company’s expense, acknowledge in writing its continuing obligation to the Holder in respect of any rights to which the Holder shall continue to be entitled after such exercise or conversion in accordance with this Warrant; provided, that the failure of the Holder to make any such request shall not affect the continuing obligation of the Company to the Holder in respect of such rights.

13. Lost Warrants or Stock Certificates. The Company covenants to the Holder that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any loss, theft or destruction, upon receipt of an executed lost securities bond or indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

14. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

15. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Commonwealth of Massachusetts (without regard to principles of conflicts of laws).

16. Remedies. In case any one (1) or more of the covenants and agreements contained in this Warrant shall have been breached, the Holder (in the case of a breach by the Company), or the Company (in the case of a breach by the Holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

17. Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to the foregoing terms and conditions.

18. No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

19. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by the Holder by endorsement by the Holder of the form of assignment attached as Exhibit B hereto. On the surrender for exchange of this Warrant, with the Holder’s endorsement and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company will, at the Holder’s sole cost and expense, including payment by the Holder of any applicable transfer taxes, issue and deliver to or on the order of the Holder thereof a new Warrant or Warrants of like tenor, in the name of the Holder and/or the transferee(s) specified by the Holder (each, a “Transferee”), providing for in the aggregate on the face or faces thereof the number of shares of Common Stock called for on the face or faces of this Warrant so surrendered by the Holder. Notwithstanding the foregoing, no such transfers shall result in any public distribution of this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized.

CHINA MEDIA NETWORKS INTERNATIONAL, INC.

By:	Brian Lesperance
Its:	President

Dated: June 28, 2006

EXHIBIT A

NOTICE OF EXERCISE

1. The undersigned hereby elects to purchase shares of Common Stock of China Media Networks International, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

(Signature)

(Date)

EXHIBIT B

FORM OF ASSIGNMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto                                                               the right represented by the within Series CS Warrant No.          to purchase                      shares of Common Stock of China Media Networks International, Inc. to which the within Series CS Warrant No.          relates, and appoints                                          Attorney-in-Fact to transfer such right on the books of China Media Networks International, Inc., with full power of substitution in the premises.

Dated:

(Signature must conform to name of Holder as specified on the face of Warrant)

(Address)

EXHIBIT C

FORM OF $.375 WARRANTS

EXHIBIT C

FORM OF $.375 WARRANTS

THIS WARRANT OR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, (iii) RECEIPT OF A NO-ACTION LETTER(S) FROM THE APPROPRIATE GOVERNMENTAL AUTHORITY(IES), OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THIS WARRANT.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THAT CERTAIN LOCK-UP AND LEAK-OUT AGREEMENT, DATED AS OF JUNE 28, 2006, AS MAY BE AMENDED OR MODIFIED FROM TIME TO TIME, BY AND BETWEEN CHINA MEDIA NETWORKS INTERNATIONAL, INC. AND THE HOLDER.

SERIES CS WARRANT TO PURCHASE SHARES

OF COMMON STOCK

Warrant Number..	CS-1
Date of Grant	June 28, 2006
Exercise Term	The purchase right represented by this Warrant is exercisable, in whole or in part, at any time after the earlier of (i) the date the Registration Statement on Form SB-2 (or an alternative available form if China Media Networks International, Inc. is not eligible to file a Form SB-2) covering the Warrant Shares is declared effective; or (ii) twelve (12) months from the Date of Grant (as hereinafter defined) (the “Initial Exercise Date”) and from time to time thereafter through and including the close of business on the date five (5) years from the Initial Exercise Date (the “Expiration Date”); provided, however, that in the event that any portion of this Warrant is unexercised as of the Expiration Date, the terms of Section 2(b) of this Warrant shall apply.
Name of Holder	Vicis Capital Master Fund
Right to Purchase the following number of shares of Common Stock of China Media Networks International, Inc. (subject to adjustment as provided herein)	8,000,000
Warrant Price	$0.375

China Media Networks International, Inc., a Nevada corporation (the “Company”), hereby certifies that, for value received, the “Holder” identified in the table above, or its registered assigns, is the registered holder of a warrant (the “Warrant”) to subscribe for and purchase the number of fully paid and nonassessable Common Stock set forth in the table above (as adjusted pursuant to Section 4 hereof, the “Warrant Shares”) of the Company, at a price per share equal to $0.375 (such price and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof is herein referred to as the “Warrant Price”), subject to the provisions and upon the terms and conditions hereinafter set forth.

As used herein, (a) the term “Common Stock” shall mean the Company’s presently authorized Common Stock, par value $0.0001 per share, and any stock into or for which such Common Stock may hereafter be converted or exchanged, (b) the term “Date of Grant” shall mean June 28, 2006, and (c) the term “Other Warrants” shall mean any warrant issued upon transfer or partial exercise of this Warrant. The term “Warrant” as used herein shall be deemed to include Other Warrants unless the context hereof or thereof clearly requires otherwise.

1. Term. The term of the purchase right represented by this Warrant as set forth in the table above.

2. Exercise; Expiration; Redemption; Call Right.

a. Method of Exercise; Payment; Issuance of New Warrant. Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the Holder, in whole or in part and from time to time after the Initial Exercise Date, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company of an amount equal to the then applicable Warrant Price multiplied by the number of Warrant Shares then being purchased. The person or persons in whose name(s) any certificate(s) representing shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the Holder as soon as possible and in any event within thirty (30) days after such exercise and, unless this Warrant has been fully exercised, a new Warrant representing the portion of the Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder as soon as possible and in any event within such thirty (30)-day period.

b. Expiration. In the event that any portion of this Warrant is unexercised as of the Expiration Date, such portion of this Warrant shall automatically expire, and the Holder shall have no rights with respect to such unexercised portion of this Warrant.

c. Maximum. In no event shall the Holder be entitled to exercise any Warrant Shares to the extent that, after such exercise, the sum of the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrant Shares or any unexercised right held by the Holder subject to a similar limitation), would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such exercise). For purposes of this Section 2(c), beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. Nothing herein shall preclude the Holder from disposing of a sufficient number of other shares of Common Stock beneficially owned by the Holder so as to thereafter permit the continued exercise of this Warrant.

d. Call Right of the Company. The Company shall have the right, beginning twelve (12) months (the “Call Right Trigger Date”) after a registration statement on Form SB-2 (or an alternative available form if the Company is not eligible to file a Form SB-2) registering the Warrant Shares has been declared effective by the Securities and Exchange Commission (the “SEC”), to purchase all or any portion of the Warrant Shares issued or issuable hereunder, at a purchase price per Warrant Share of $1.00 (subject to proportionate adjustment in the event of any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Common Stock occurring after the date hereof). The Company shall exercise its call right hereunder by delivery to the Holder of written notice at any time and from time to time from and after the Call Right Trigger Date. Payment of the purchase price pursuant to the exercise by the Company of its call right hereunder shall be effected in immediately available funds on the date of consummation of the proposed purchase of Warrant Shares by the Company.

3. Stock Fully Paid; Reservation of Shares. All Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all taxes (other than any taxes determined with respect to, or based upon, the income of the person to whom such shares are issued), liens and charges (other than liens or charges created by actions of the Holder or the person to whom such shares are issued), and pre-emptive rights with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

4. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

a. Reclassification or Merger. In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the Holder a new Warrant (in form and substance satisfactory to the Holder), so that the Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of the number of shares of Common Stock then purchasable under this Warrant. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this Section 4(a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

b. Subdivision or Combination of Shares. If at any time while this Warrant remains outstanding and unexpired the Company shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective.

c. Stock Dividends. If at any time while this Warrant is outstanding and unexpired the Company shall pay a dividend with respect to Common Stock payable in Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend.

d. Rights Offerings. In case the Company shall, at any time after the Date of Grant, issue rights, options or warrants to the holders of equity securities of the Company, entitling them to subscribe for or purchase shares of Common Stock (or securities convertible or exchangeable into Common Stock) at a price per share of Common Stock (or having a conversion or exchange price per share of Common Stock if a security convertible or exchangeable into Common Stock) less than the Warrant Price in effect on the record date for such issuance (or the date of issuance, if there is no record date), the Warrant Price to be in effect on and after such record date (or issuance date, as the case may be) shall be reduced, concurrently with such issue, to a price equal to the consideration received per share in connection with the issuance of such Additional Shares of Common Stock. In case such purchase or subscription price may be paid in part or in whole in a form other than cash, the fair value of such consideration shall be determined by the Board of Directors of the Company (the “Board of Directors”) in good faith as set forth in a duly adopted board resolution certified by the Company’s Secretary or Assistant Secretary. Such adjustment shall be made successively whenever such an issuance occurs; and in the event that such rights, options, warrants, or convertible or exchangeable securities are not so issued or expire or cease to be convertible or exchangeable before they are exercised, converted, or exchanged (as the case may be), then the Warrant Price shall again be adjusted to be the Warrant Price that would then be in effect if such issuance had not occurred, provided however, the Company shall adjust the number of Warrant Shares issued upon any exercise of this Warrant after the adjustment required pursuant to this Section 4(d) but prior to the date such subsequent adjustment is made, in order to equitably reflect the fact that such rights, options, warrants, or convertible or exchangeable securities were not so issued or expired or ceased to be convertible or exchangeable before they were exercised, converted, or exchanged (as the case may be).

e. Other Issuances of Securities. In case the Company or any subsidiary of the Company shall, at any time after the Date of Grant, issue shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding (i) shares, rights, options, warrants, or convertible or exchangeable securities or issued in any of the transactions described in Sections 4(a), 4(b), 4(c), or 4(d) above, (ii) shares issued upon the exercise of such rights, options or warrants or upon conversion or exchange of such convertible or exchangeable securities, and (iii) this Warrant and any shares issued upon exercise thereof), at a price per share of Common Stock (determined in the case of such rights, options, warrants, or convertible or exchangeable securities by dividing (x) the total amount receivable by the Company in consideration of the sale and issuance of such rights, options, warrants, or convertible or exchangeable securities, plus the total minimum consideration payable to the Company upon exercise, conversion, or exchange thereof by (y) the total maximum number of shares of Common Stock covered by such rights, options, warrants, or convertible or exchangeable securities) lower than the Warrant Price in effect on the date of such issuance, then the Warrant Price shall be reduced, concurrently with such issue, to a price equal to the consideration received per share in connection with the issuance of such Additional Shares of Common Stock. For the purposes of such adjustment, the maximum number of shares of Common Stock which the holder of any such rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants, or convertible or exchangeable securities, plus the minimum consideration or premium stated in such rights, options, warrants, or convertible or exchangeable securities to be paid for the shares of Common Stock covered thereby. In case the Company shall sell and issue shares of Common Stock, or rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the price per share of Common Stock and the consideration received by the Company for purposes of the first sentence of this Section 4(e), the Board of Directors shall determine, in good faith, the fair value of said property, and such determination shall be described in a duly adopted board resolution certified by the Company’s Secretary or Assistant Secretary. In case the Company shall sell and issue rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock together with one (1) or more other securities as a part of a unit at a price per unit, then in determining the price per share of Common Stock and the consideration received by the Company for purposes of the first sentence of this Section 4(e), the Board of Directors shall determine, in good faith, which determination shall be described in a duly adopted board resolution certified by the Company’s Secretary or Assistant Secretary, the fair value of the rights, options, warrants, or convertible or exchangeable securities then being sold as part of such unit. Such adjustment shall be made successively whenever such an issuance occurs, and in the event that such rights, options, warrants, or convertible or exchangeable securities expire or cease to be convertible or exchangeable before they are exercised, converted, or exchanged (as the case may be), then the Warrant Price shall again be adjusted to the Warrant Price that would then be in effect if such sale and issuance had not occurred, but such subsequent adjustment shall not affect the number of Warrant Shares issued upon any exercise of this Warrant prior to the date such subsequent adjustment is made.

f. Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

g. Determination of Fair Market Value. For purposes of this Warrant, “fair market value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean (i) if shares of Common Stock are traded on a national securities exchange (an “Exchange”), the weighted average of the closing sale price of a share of the Common Stock of the Company on the last five (5) trading days prior to the Determination Date reported on such Exchange as reported in The Wall Street Journal (weighted with respect to the trading volume with respect to each such day), (ii) if shares of Common Stock are not traded on an Exchange but trade in the over-the-counter market and such shares are quoted on the National Association of Securities Dealers Automated Quotations System (“NASDAQ”), the weighted average of the closing sale price of a share of the Common Stock of the Company on the last five (5) trading days prior to the Determination Date reported on NASDAQ as reported in The Wall Street Journal (weighted with respect to the trading volume with respect to each such day), (iii) if such shares are an issue for which last sale prices are not reported on NASDAQ, the average of the closing sale price, in each case on the last five (5) trading days (or if the relevant price or quotation did not exist on any of such days, the relevant price or quotation on the next preceding business day on which there was such a price or quotation) prior to the Determination Date as reported by the Over the Counter Bulletin Board (the “OTCBB”), the National Quotation Bureau, Incorporated, or any other successor organization, (iv) if no closing sales price is reported for the Common Stock by the OTCBB, National Quotation Bureau, Incorporated or any other successor organization for such day, the average of the high and low bid and asked price of any of the market makers for the Common Stock as reported on the OTCBB or in the “pink sheets” by the Pink Sheets, LLC on the last five (5) trading days, or (v) if no price can be determined on the basis of the above methods of valuation, then the judgment of valuation shall be determined in good faith by the Board of Directors, which determination shall be described in a duly adopted board resolution certified by the Company’s Secretary or Assistant Secretary. If the Board of Directors is unable to determine any Valuation (as defined below), or if the Holder disagrees with the Board of Directors’ determination of any Valuation by written notice delivered to the Company within five (5) business days after the determination thereof by the Board of Directors is communicated to the Holder, which notice specifies the Holder’s determination of such Valuation, then the Company and the Holder shall select a mutually acceptable investment banking firm of national reputation which has not had a material relationship with the Company or any officer of the Company within the preceding two (2) years, which shall determine such Valuation. Such investment banking firm’s determination of such Valuation shall be final, binding and conclusive on the Company and the Holder. Any and all costs and fees of such investment banking firm shall be borne equally by the Company and the Holder, however, if the

Valuation is within 90% of either party’s valuation, then the other party shall pay all of the costs and fees of such investment banking firm. For purposes of this Section 4(g), the term “Valuation” shall mean the determination, to be made initially by the Board of Directors, of the fair market value per share of Common Stock pursuant to clause (v) above.

h. Subsequent Changes. If, at any time after any adjustment of the Warrant Price shall have been made hereunder as the result of any issuance, sale or grant of any rights, options, warrants or convertible or exchangeable securities, any of such rights, options or warrants or the rights of conversion or exchange associated with such convertible or exchangeable securities shall expire by their terms or any of such rights, options, warrants or convertible or exchangeable securities shall be repurchased by the Company or a subsidiary of the Company for a consideration per underlying share of Common Stock not exceeding the amount of such consideration received by the Company in connection with the issuance, sale or grant of such rights, options, warrants or convertible or exchangeable securities, the Warrant Price then in effect shall forthwith be increased to the Warrant Price that would have been in effect if such expiring right, option or warrant or rights of conversion or exchange or such repurchased rights, options, warrants or convertible or exchangeable securities had never been issued. Similarly, if at any time after any such adjustment of the Warrant Price shall have been made pursuant to Section 4(e) above (i) any additional aggregate consideration is received or becomes receivable by the Company in connection with the issuance of exercise of such rights, options, warrants or convertible or exchangeable securities or (ii) there is a reduction in the conversion or exchange ratio applicable to such convertible or exchangeable securities so that fewer shares of Common Stock will be issuable upon the conversion or exchange thereof or there is a decrease in the number of shares of Common Stock issuable upon exercise of such rights, options or warrants (except where such reduction or decrease results from a combination of shares described in Section 4(b) above), the Warrant Price then in effect shall be forthwith readjusted to the Warrant Price that would have been in effect had such changes taken place at the time that such rights, options, warrants or convertible or exchangeable securities were initially issued, granted or sold. In no event shall any readjustment under this Section 4(h) affect the validity of any Warrant Shares issued upon any exercise of this Warrant prior to such readjustment.

i. Excluded Transactions. Notwithstanding the foregoing, Sections 4(d) or 4(e) above shall not apply to: (i) shares of Common Stock issued or deemed issued to employees or directors of, or consultants to, the Company or any of its subsidiaries pursuant to a plan, agreement, or arrangement approved by the Board of Directors; provided that, at the time of any such issuance under clause (i) above, the aggregate of such issuances under clause (i) in the then preceding 12 month period shall not exceed 3,000,000 shares of Common Stock of the Company (subject to equitable adjustment in the event a stock dividend, stock split, combination, reclassification, or other similar event affecting the Common Stock); provided, further that, the aggregate issuance after December 30, 2005 shall not, in any event, exceed 5,580,000 (subject to equitable adjustment in the event a stock dividend, stock split, combination, reclassification, or other similar event affecting the Common Stock); (ii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the date hereof; (iii) shares of Common Stock issued in connection with any stock split or stock dividend of the Company; (iv) the issuance of shares of Common Stock in connection with a bona fide joint venture or business acquisition of or by the Company approved by the Board of Directors, whether by merger, consolidation, sale of assets, sale or exchange of stock, or otherwise; provided that, at the time of any such issuance under clause (iv) above, the aggregate of such issuances under clause (iv) in the preceding 12 month period shall not exceed 10% of the then outstanding Common Stock (assuming full conversion and exercise of all convertible and exercisable securities); (v) the issuance of shares of Common Stock upon conversion or exercise of the Series A Warrants, Series B Warrants, Series C Warrants and Series BD Warrants issued by the Company in connection with the prior merger of CMNW Acquisition Corp., a Nevada corporation, with and into OrthoSupply Management, Inc., a Delaware corporation (“OrthoSupply”), resulting in OrthoSupply becoming a wholly-owned subsidiary of the Company; and (vi) shares of capital stock of the Company issued in all equity financings of the Company occurring between December 30, 2005 and December 30, 2006 pursuant to which the aggregate gross proceeds of the Company in connection therewith do not exceed $1,000,000.

5. Notice of Adjustments. Whenever the Warrant Price or the number of Warrant Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall deliver to the Holder a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Warrant Shares purchasable hereunder after giving effect to such adjustment.

6. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value (as determined in accordance with Section 4(g) above) of a share of Common Stock on the date of exercise.

7. Compliance with Securities Act; Disposition of Warrant or Warrant Shares.

a. Compliance with Securities Act. The Holder, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that the Holder will not offer, sell or otherwise dispose of this Warrant, or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”). Upon exercise of this Warrant, the Holder shall confirm in writing, by executing the form attached as Exhibit A hereto, that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale. This Warrant and all shares of Common Stock issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, (iii) RECEIPT OF A NO-ACTION LETTER(S) FROM THE APPROPRIATE GOVERNMENTAL AUTHORITY(IES), OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED DIRECTLY OR INDIRECTLY.”

In addition, in connection with the issuance of this Warrant, the Holder specifically represents to the Company by acceptance of this Warrant as follows:

(1) The Holder is aware of the Company’s business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The Holder has executed a confidentiality agreement and will hold all information governed by that agreement in accordance with the terms of such agreement. The Holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act.

(2) The Holder understands that this Warrant and the Warrant Shares have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. In this connection, the Holder understands that, in the view of the SEC, the statutory basis for such exemption may be unavailable if the Holder’s representation was predicated solely upon a present intention to hold this Warrant and the Warrant Shares for the minimum capital gains period specified under applicable tax laws, for a deferred sale, for or until an increase or decrease in the market price of this Warrant and the Warrant Shares, or for a period of one (1) year or any other fixed period in the future.

(3) The Holder further understands that this Warrant and the Warrant Shares must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws, or unless exemptions from registration are otherwise available.

(4) The Holder is aware of the provisions of Rule 144 and 144A, promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: the availability of certain public information about the Company, the resale occurring not less than one (1) year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

(5) The Holder further understands that at the time it wishes to sell this Warrant and the Warrant Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 and 144A, and that, in such event, the Holder may be precluded from selling this Warrant and the Warrant Shares under Rule 144 and 144A even if the one (1)-year minimum holding period had been satisfied.

(6) The Holder further understands that in the event all of the requirements of Rule 144 and 144A are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 and 144A is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 and 144A will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

b. Exchange. This Warrant may be exchanged, without payment of any service charge, for one (1) or more new Warrants of like tenor exercisable for the same aggregate number of shares of Common Stock upon surrender to the Company by the Holder in person or by legal representative or by attorney duly authorized in writing and, upon issuance of the new Warrant or Warrants, the surrendered Warrant shall be cancelled and disposed of by the Company.

c. Disposition of Warrant or Warrant Shares. With respect to any offer, sale or other disposition of this Warrant, or any Warrant Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Warrant Shares, the Holder and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder’s counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Securities Act as then in effect or any federal or state law then in effect) of this Warrant or such Warrant Shares and indicating whether or not under the Securities Act certificates for this Warrant or such Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with applicable law. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Warrant Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 8(c) that the opinion of counsel for the holder is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly after such determination has been made and neither this Warrant nor any Warrant shall be sold or otherwise disposed of until such disagreement has been resolved. The foregoing notwithstanding, this Warrant or such Warrant Shares may (i) as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 and 144A under the Securities Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 and 144A have been satisfied and (ii) be offered, sold, distributed or otherwise transferred to any Affiliate of the Holder without regard to this Section 7, but only if the Company is in receipt of an opinion of counsel as to the permissibility of such transfer under federal and state securities laws and an investor representation letter from the transferee, in form and substance reasonably satisfactory to the Company. Each certificate representing this Warrant or the Warrant Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent or, if acting as its own transfer agent, the Company may stop transfer on its corporate books, in connection with such restrictions. As used herein, “Affiliate of the Holder” shall mean (x) any owner, shareholder, partner or member of the Holder, and (y) any other Person that directly or indirectly, through one or more intermediaries, Controls or is Controlled by or is under common Control (as such terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) with the Holder.

8. Rights as Stockholders; Information. The Holder, as such, shall not be entitled to vote or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of the directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. The foregoing notwithstanding, the Company will transmit to the Holder such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the stockholders.

9. Additional Rights.

9.1 Mergers. In the event that the Company undertakes to (i) sell, lease, exchange, convey or otherwise dispose of all or substantially all of its property or business, or (ii) merge into or consolidate with any other corporation (other than a wholly-owned subsidiary of the Company), or effect any transaction (including a merger or other reorganization) or series of related transactions, in which more than fifty percent (50%) of the voting power of the Company is disposed of, the Company will use its best efforts to provide at least thirty (30) days notice of the terms and conditions of the proposed transaction. The Company shall cooperate with the Holder in consummating the sale of this Warrant in connection with any such transaction.

10. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

11. Notices. Unless otherwise specifically provided herein, all communications under this Warrant shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the day of transmission if sent by facsimile transmission to the number shown on the books of the Company, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (iii) on the day after delivery to Federal Express or similar overnight courier, or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant. The Holder or the Company may change its address for purposes of this Section 11 by giving the other party written notice of the new address in the manner set forth herein.

12. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets, and all of the obligations of the Company relating to the Common Stock issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder. The Company will, at the time of the exercise or conversion of this Warrant, in whole or in part, upon request of the Holder but at the Company’s expense, acknowledge in writing its continuing obligation to the Holder in respect of any rights to which the Holder shall continue to be entitled after such exercise or conversion in accordance with this Warrant; provided, that the failure of the Holder to make any such request shall not affect the continuing obligation of the Company to the Holder in respect of such rights.

13. Lost Warrants or Stock Certificates. The Company covenants to the Holder that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any loss, theft or destruction, upon receipt of an executed lost securities bond or indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

14. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

15. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Commonwealth of Massachusetts (without regard to principles of conflicts of laws).

16. Remedies. In case any one (1) or more of the covenants and agreements contained in this Warrant shall have been breached, the Holder (in the case of a breach by the Company), or the Company (in the case of a breach by the Holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

17. Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to the foregoing terms and conditions.

18. No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

19. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by the Holder by endorsement by the Holder of the form of assignment attached as Exhibit B hereto. On the surrender for exchange of this Warrant, with the Holder’s endorsement and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company will, at the Holder’s sole cost and expense, including payment by the Holder of any applicable transfer taxes, issue and deliver to or on the order of the Holder thereof a new Warrant or Warrants of like tenor, in the name of the Holder and/or the transferee(s) specified by the Holder (each, a “Transferee”), providing for in the aggregate on the face or faces thereof the number of shares of Common Stock called for on the face or faces of this Warrant so surrendered by the Holder. Notwithstanding the foregoing, no such transfers shall result in any public distribution of this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized.

CHINA MEDIA NETWORKS INTERNATIONAL, INC.

By:	Brian Lesperance
Its:	President

Dated: June 28, 2006

EXHIBIT A

NOTICE OF EXERCISE

1. The undersigned hereby elects to purchase shares of Common Stock of China Media Networks International, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

(Signature)

(Date)

EXHIBIT B

FORM OF ASSIGNMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto                                  the right represented by the within Series CS Warrant No.              to purchase                  shares of Common Stock of China Media Networks International, Inc. to which the within Series CS Warrant No.              relates, and appoints                                  Attorney-in-Fact to transfer such right on the books of China Media Networks International, Inc., with full power of substitution in the premises.

Dated:
(Signature must conform to name of Holder as specified on the face of Warrant)

(Address)

EXHIBIT D

FORM OF NEW INVESTOR RIGHTS AGREEMENT

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Agreement”) is entered into as of June 28, 2006, by and among (i) China Media Networks International, Inc., a Nevada corporation (the “Company”); (ii) John Hallal and Patricia Jenkins (collectively, the “Founders”) and FP Associates, solely as to Section 2 below; and (iii) Vicis Capital Master Fund (“Vicis”), Midtown Partners & Co., LLC (“Midtown”) and Nite Capital L.P. (“Nite” and collectively with Vicis and Midtown, the “Investors”).

RECITALS

A. On December 30, 2005 OrthoSupply Management, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“OrthoSupply”), completed a reverse triangular merger pursuant to which CMNW Acquisition Corporation, a Nevada corporation and then a wholly-owed subsidiary of the Company, merged with and into OrthoSupply with OrthoSupply being the surviving entity (the “Reverse Merger”).

B. In connection with the Reverse Merger, on December 30, 2005 the parties hereto and others entered into that certain Investor Rights Agreement (the “Original Agreement”).

C. On May 3, 2006, the Company sold and issued to Vicis 300,000 shares of Common Stock, which shares were exchanged by Vicis as partial consideration in connection with the sale and issuance to Vicis of the Vicis Debenture (as defined below), and a convertible note in the principal amount of $300,000, which convertible note converted on the date hereof into a portion of the Vicis Debenture.

D. On or before the date hereof, (1) Thunderbird Global Corporation, Firle Trading S.A., Rehab Medical Holdings Inc. and The Mayflower Group sold to Vicis an aggregate of 1,694,419 shares of Common Stock, which shares were exchanged by Vicis as partial consideration in connection with the sale and issuance to Vicis of the Vicis Debenture, and warrants to purchase an aggregate 600,000 shares of Common Stock, (2) the Company and each of Vicis, Midtown and Nite entered into amendments to amend certain provisions of the warrants to purchase shares of Common Stock held by Vicis, Midtown and Nite, and (3) the Company sold and issued to Vicis (a) a Convertible Senior Secured Debenture in the aggregate principal amount of $2,000,000, convertible into shares of Common Stock at a conversion price per share of $0.207016 (the “Vicis Debenture”), (b) warrants to purchase an aggregate 8,000,000 shares of Common Stock, at an exercise price per share of $0.345, and (c) warrants to purchase an aggregate 8,000,000 shares of Common Stock, at an exercise price per share of $0.375 (the warrants in the foregoing clauses (b) and (c), the “Vicis New Warrants”).

E. Pursuant to Section 6.7 of the Original Agreement, any term of the

Original Agreement may be amended only with the written consent of the Company and the holders of a majority of the Registerable Securities (as defined in the Original Agreement) then outstanding.

F. The Company and each of Vicis, Midtown and Nite hereby desire to amend and restate the Original Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and for good and other valuable consideration hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions. For purposes of this Agreement:

“Affiliate” means with respect to any individual, corporation, partnership, association, trust, or any other entity (in each case, a “Person”), any Person that, directly or indirectly, Controls, is Controlled by, or is under common Control with, such Person, including without limitation, any general partner, executive officer, or director of such Person or any holder of ten percent or more of the outstanding equity or voting power of such Person.

“Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

“Control” means the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by agreement or otherwise).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Securities” means (i) shares of Common Stock issued or deemed issued to employees or directors of, or consultants to, the Company or any of its Subsidiaries pursuant to a plan, agreement, or arrangement approved by the Board of Directors of the Company; provided that, at the time of any such issuance under clause (i) above, the aggregate of such issuances under clause (i) in the then preceding 12 month period shall not exceed 3,000,000 shares of Common Stock (subject to equitable adjustment in the event a stock dividend, stock split, combination, reclassification, or other similar event affecting the Common Stock); provided, further that, the aggregate issuance after December 30, 2005 shall not, in any event, exceed 5,580,000 (subject to equitable adjustment in the event a stock dividend, stock split, combination, reclassification, or other similar event affecting the Common Stock); (ii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the date hereof; (iii) shares of Common Stock issued in connection with any stock split or stock dividend of the Company; (iv) the issuance of shares of Common Stock in connection with a bona fide joint venture or business acquisition of or by the Company approved by the Board of Directors of the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock, or otherwise; provided that, at the time of any such issuance under clause (iv) above, the aggregate of such issuances under clause (iv) in the preceding 12 month period shall not exceed ten percent (10%) of the then outstanding Common Stock (assuming full conversion and exercise of all convertible and exercisable securities); and (v) the issuance of shares of Common Stock upon conversion or exercise of the Vicis Debenture or the Vicis New Warrants.

“GAAP” means generally accepted accounting principles.

“Holder” means any Investor, any Founder, FP Associates or other stockholder of the Company owning or having the right to acquire Registrable Securities or any assignee thereof.

“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a Person referred to herein.

“Indebtedness” means, as applied to any Person, all obligations, contingent and otherwise, that in accordance with GAAP should be classified upon such Person’s balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether so classified: (a) all debt and similar monetary obligations, whether direct or indirect, (b) all liabilities secured by any mortgage, pledge, security interest, Lien, charge, or other encumbrance existing on property owned or acquired subject thereto, irrespective of whether the liability secured thereby shall have been assumed, (c) all guarantees, endorsements, and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and (d) the obligation to reimburse the issuer in respect of any letter of credit.

“New Securities” means equity securities of the Company, whether now authorized or not, or rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for such equity securities; provided, however, New Securities shall not include the Exempt Securities.

“register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

“SEC” means the Securities and Exchange Commission.

“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

“SEC Rule 144(e)” means Rule 144(e) promulgated by the SEC under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any entity of which securities or other ownership interests having voting power to elect a majority of the board of directors or other Persons performing similar functions or otherwise granting the holder Control are directly or indirectly beneficially owned by the Company, including without limitation, OrthoSupply.

2.    Registration Rights.    The Company covenants and agrees as follows:

2.1    Registration Rights.

(a)    The Company hereby agrees to file, at its sole cost and expense, a registration statement on Form SB-2 (or an alternative available form if the Company is not eligible to file a Form SB-2) (the “Registration Statement”) with the SEC no later than thirty (30) days after the date of this Agreement, registering the following securities issued by the Company: (i) all shares of Common Stock issued or issuable upon conversion of the Vicis Debenture; (ii) all shares of Common Stock issued or issuable upon exercise of the Vicis New Warrants; (iii) 60,000 shares of Common Stock which may be acquired by Vicis from The Baum Law Firm, (iv) all shares of Common Stock held by each of the Founders; and (v) 300,000 shares of Common Stock issued or issuable upon exercise of a warrant to purchase shares of Common Stock held by FP Associates (all of the foregoing, collectively, the “Registrable Securities”). The Company hereby agrees to use its best efforts to have the Registration Statement declared effective by the SEC within ninety (90) days after the date of filing; provided, however, if the Company receives a full review by the SEC, then the registration effective date may be extended by an additional thirty (30) days without penalties accruing pursuant to Section 2.1(c) below.

(b)    If the Company does not file the Registration Statement within thirty (30) days after the date of this Agreement, then the Company shall pay to Vicis, as liquidated damages, within five (5) calendar days after the end of each month in which the Company is in violation of this Section 2.1(b), an amount equal to one percent (1%) of the aggregate principal amount of the Vicis Debenture (pro-rated for any partial month in which the Company is in such violation), payable, at the election of the Company in cash or shares of Common Stock (at the then trading price of the Common Stock); provided, however, in no event shall the Company be obligated to make more than eight (8) monthly liquidated damages payments to Vicis under this Section 2.1(b).

(c)    If the Company’s Registration Statement is not declared effective by the SEC within ninety (90) days after the date of this Agreement (or one hundred twenty (120) days if extended, as provided in Section 2.1(a) above), then the Company shall pay to Vicis, as liquidated damages, within five (5) calendar days after the end of each month in which the Company is in violation of this Section 2.1(c), an amount equal to one percent (1%) of the aggregate principal amount of the Vicis Debenture (pro-rated for any partial month in which the Company is in such violation), payable, at the election of the Company in cash or shares of Common Stock (at the then trading price of the Common Stock); provided, however, in no event shall the Company be obligated to make more than eight (8) monthly liquidated damages payments to Vicis under this Section 2.1(c).

2.2    Obligations of the Company.    Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)    prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective until all Holders of Registrable Securities can sell such Registrable Securities without restriction within a one hundred eighty (180) day period;

(b)    prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c)    furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request to facilitate the disposition of Registrable Securities owned by them; and

(d)    use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

2.3    Furnish Information.    It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of a Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

2.4    Delay of Registration.    No Holder shall have any right to obtain or seek

an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.5    Reports Under Exchange Act.    With a view to making available to the Holders the benefits of SEC Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

(a)    make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

(b)    file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

2.6    Assignment of Registration Rights.    The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities, provided that: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement.

2.7    No Trading in Common Stock until Certificate Received.    Each Holder hereby agrees that, unless the Holder has taken possession of the stock certificate for Common Stock, it or its Affiliates will not (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or indirectly dispose of Common Stock not yet received, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership for Common Stock not yet received.

3.    Restrictive Covenants.    At any time when Vicis holds any shares of Common Stock, without the written consent of the holders of fifty percent (50%) of the Registrable Securities then outstanding, the Company or its Affiliates shall not:

(a)    make, or permit any subsidiary to make, any loan or advance to any Person, including, without limitation, any employee or director of the Company, or incur any indebtedness or obligation, except trade payables incurred in the ordinary course or a debt facility used to finance delivery of product or the creation of accounts receivables (the “Permitted Debt”); provided, however, such Permitted Debt, in no event, shall exceed $3,000,000 in the aggregate;

(b)    guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness except for indebtedness permitted in Section 3(a) above;

(c)    enter into or be a party to (or permit any subsidiary to do any of the foregoing) any transaction with any director, officer, or employee of the Company or any Affiliate of any such Person, except for transactions contemplated by, or otherwise described in, this Agreement (including the Recitals hereto), or which occurred prior to the date of this Agreement;

(d)    change the principal business of the Company or, enter new lines of business, or exit the current line of business; provided, this provision does not prohibit the Company from entering into a new line of business within the medical supply industry; or

(e)    enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or convey, sell, lease, transfer, or otherwise dispose of, in one transaction or a series of related transactions, any significant assets, directly or through the sale of capital stock, whether now owned or hereafter acquired, or agree to or effect any asset acquisition or stock acquisition.

4.    Right of First Offer.

4.1    Right of First Refusal.    Subject to the terms and conditions specified in this Section 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities on or prior to the date that is the two year anniversary of the date on which the Registration Statement is declared effective by the SEC, the Company shall first make an offering of such New Securities to each Investor in accordance with the following provisions of this Section 4.1. An Investor shall be entitled to apportion the right of first offer hereby granted to it among itself and its partners, members, and Affiliates in such proportions as it deems appropriate subject to any applicable securities laws limitations and subject to such Persons who acquire New Securities becoming a party to this Agreement.

(a)    The Company shall deliver a notice in accordance with the provisions of

Section 5.5 hereof (the “Offer Notice”) to each of the Investors stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)    By written notification received by the Company, within ten (10) calendar days after mailing of the Offer Notice, each of the Investors may elect to purchase or obtain, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities that equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of any securities convertible into, or otherwise exercisable or exchangeable for, shares of Common Stock then held, by such Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of any securities convertible into, or otherwise exercisable or exchangeable for, shares of Common Stock then held, by all the Investors. The Company promptly shall inform in writing each Investor that elects to purchase all the shares available to it (each, a “Fully-Exercising Investor”) of any other Investor’s failure to do likewise. During the ten (10) day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the New Securities for which the Investors were entitled to subscribe but for which the Investors did not subscribe that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of any securities convertible into, or otherwise exercisable or exchangeable for, shares of Common Stock then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of any securities convertible into, or otherwise exercisable or exchangeable for, shares of Common Stock then held then held, by all Fully-Exercising Investors who wish to purchase such unsubscribed shares.

(c)    If all New Securities referred to in the Offer Notice are not elected to be purchased or obtained as provided in Section 4.1(b) hereof, the Company may, during the sixty (60) day period following the expiration of the period provided in Section 4.1(b) hereof, offer the remaining unsubscribed portion of such New Securities (collectively, the “Refused Securities”) to any Person(s) at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investors in accordance with this Section 4.1.

5.    Miscellaneous.

5.1    Transfers, Successors, and Assigns; Joinder.    The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.2    Governing Law.    This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

5.3    Counterparts.    This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document, and all counterparts shall be construed together and shall constitute one instrument. This Agreement may be executed by any party by delivery of a facsimile signature, which signature shall have the same force as an original signature. A facsimile or photocopied signature shall be deemed to be the functional equivalent of an original for all purposes.

5.4    Headings.    The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

5.5    Notices.    All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth in the books and records of the Company. All notices to the Company shall be sent to:

China Media Networks International, Inc.

Attn: Brian Lesperance

237 Cedar Hill Street

Suite 4

Marlboro, MA 01752

5.6    Costs of Enforcement.    If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.

5.7    Amendments and Waivers.    Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company. The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver. Any amendment, termination, or waiver effected in accordance with this Section 5.7 shall be binding on all parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition, or provision.

5.8    Severability.    The invalidity of unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

5.9    Aggregation of Stock.    All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.10    Delays or Omissions.    No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5.11    Indemnification of Investors.    The Company agrees to indemnify and hold harmless each Investor who holds Registrable Securities from and against any losses, claims, damages or liabilities to which such Investor may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon: (a) any untrue statement of a material fact contained in any registration statement covering the Registrable Securities or the related prospectus; or (b) any inaccuracy of or breach by the Company of any of its representations and warranties in this Agreement or the failure by the Company to comply with any agreement or covenant contained in this Agreement or to fulfill any undertaking included in a registration statement covering the Registrable Securities or the related prospectus. The Company will reimburse each such Investor for any reasonable legal expense or other actual accountable and documented out of pocket expenses reasonably incurred in investigating, defending or preparing to defend any such loss, claim, damage or liability; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in a registration statement or related prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Investor specifically for use in preparation of such registration statement, or any inaccuracy in representations made by such Investor in an investor questionnaire furnished by such Investor to the Company or the failure of such Investor to comply with its covenants and agreements contained herein or any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to such Investor prior to the pertinent sale or sales by such Investor. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make contribution to the payment and satisfaction of each such Investor in connection with any such loss, claim, damage or liability to the maximum extent that is permissible under applicable law.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

COMPANY: CHINA MEDIA NETWORKS INTERNATIONAL, INC.

By:
Name: Brian Lesperance
Title: CEO

FOUNDERS:

John Hallal

Patricia Jenkins

FP ASSOCIATES: FP ASSOCIATES

By:
Name: F.P. Magliochetti
Title:

[Investors’ signatures appear on following page]

INVESTORS: VICIS CAPITAL MASTER FUND

By:
Name:
Title:

MIDTOWN PARTNERS & CO., LLC

By:
Name: Bruce Jordan
Title: President

NITE CAPITAL L.P.

By:
Name: Keith Goodman
Title: Manager of the General Partner

EXHIBIT E

FORM OF SECURITY AGREEMENT

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”) is made as of June 28, 2006 by and between CHINA MEDIA NETWORKS INTERNATIONAL, INC., a Nevada corporation (“Debtor”), and VICIS CAPITAL MASTER FUND (“Vicis”).

RECITALS

A. Pursuant to a Securities Purchase Agreement dated as of June 28, 2006 by and between Vicis and Debtor (as amended or modified from time to time, the “Securities Purchase Agreement”) and a 6% Convertible Senior Secured Debenture due June 28, 2008 issued by Debtor to Vicis (as amended or modified from time to time, the “Debenture”), Vicis has made a $2,000,000 loan (the “Loan”) to Debtor.

B. It is a condition precedent to Vicis making the Loan that Debtor execute and deliver to Vicis a security agreement in the form hereof. This is the Security Agreement referred to in the Securities Purchase Agreement.

AGREEMENTS

In consideration of the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees with Vicis as follows:

ARTICLE I

DEFINITIONS

Capitalized terms not defined herein shall have the meaning given to them in the Securities Purchase Agreement. Terms not otherwise defined herein and defined in the UCC shall have, unless the context otherwise requires, the meanings set forth in the UCC as in effect on the date hereof (except that the term “document” shall only have the meaning set forth in the UCC for purposes of clause (d) of the definition of Collateral). When used in this Security Agreement, the following terms shall have the following meanings:

Accounts. “Accounts” shall mean all accounts, including without limitation all rights to payment for goods sold or services rendered that are not evidenced by instruments or chattel paper, whether or not earned by performance, and any associated rights thereto.

Collateral. “Collateral” shall mean all personal properties and assets of Debtor, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired or arising, including without limitation:

(a) all Inventory and documents relating to Inventory;

(b) all Accounts and documents relating to Accounts;

(c) all equipment, fixtures and other goods, including without limitation machinery, furniture, vehicles and trade fixtures;

(d) all general intangibles (including without limitation payment intangibles, software, customer lists, sales records and other business records, contract rights, causes of action, and licenses, permits, franchises, patents, copyrights, trademarks, and goodwill of the business in which the trademark is used, trade names, or rights to any of the foregoing), promissory notes, contract rights, chattel paper, documents, letter-of-credit rights and instruments;

(e) all motor vehicles;

(f) (i) all deposit accounts and (ii) all cash and cash equivalents deposited with or delivered to Vicis from time to time and pledged as additional security for the Obligations;

(g) all investment property;

(h) all commercial tort claims; and

(i) all additions and accessions to, all spare and repair parts, special tools, equipment and replacements for, and all supporting obligations, proceeds and products of, any and all of the foregoing assets described in Sections (a) through (h), inclusive, above.

Event of Default. “Event of Default” shall have the meaning specified in the Securities Purchase Agreement.

Inventory. “Inventory” shall mean all inventory, including without limitation all goods held for sale, lease or demonstration or to be furnished under contracts of service, goods leased to others, trade-ins and repossessions, raw materials, work in process and materials used or consumed in Debtor’s business, including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by Debtor, and shall include such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by Debtor.

Obligations. “Obligations” shall mean (a) the principal of, and interest on, the Debenture, and any renewal, extension or refinancing thereof; (b) all debts, liabilities, obligations, covenants and agreements of Debtor contained in the Securities Purchase Documents; and (c) any and all other debts, liabilities and obligations of Debtor to Vicis.

Person. “Person” shall mean and include an individual, partnership, corporation, trust, unincorporated association and any unit, department or agency of government.

Securities Purchase Documents. “Securities Purchase Documents” means the Securities Purchase Agreement, the Debenture, the Guaranty dated as of June 28, 2006 by OrthoSupply Management, Inc. in favor of Vicis, the Security Agreement dated as of June 28, 2006 between OrthoSupply Management, Inc. and Vicis, the Pledge Agreement dated as of June 28, 2006 between Debtor and Vicis and this Security Agreement, together with all exhibits and schedules thereto, as the same shall be amended from time to time.

Security Agreement. “Security Agreement” shall mean this Security Agreement, together with the Schedules attached hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

Security Interest. “Security Interest” shall mean the security interest of Vicis in the Collateral granted by Debtor pursuant to this Security Agreement.

UCC. “UCC” shall mean the Uniform Commercial Code as adopted in Nevada and in effect from time to time.

ARTICLE II

THE SECURITY INTEREST; REPRESENTATIONS AND WARRANTIES

2.1 The Security Interest. To secure the full and complete payment and performance when due (whether at stated maturity, by acceleration, or otherwise) of each of the Obligations, Debtor hereby grants to Vicis a security interest in all of Debtor’s right, title and interest in and to the Collateral.

2.2 Representations and Warranties. Debtor hereby represents and warrants to Vicis that:

(a) The records of Debtor with respect to the Collateral are presently located only at the address listed on Schedule 1 attached to this Security Agreement.

(b) The Collateral is presently located only at the location(s) listed on Schedule 1 attached to this Security Agreement.

(c) The chief executive office and chief place of business of Debtor are presently located at the address listed on Schedule 1 to this Security Agreement.

(d) Debtor is a Nevada corporation and its exact legal name is set forth in the definition of “Debtor” in the introductory paragraph of this Security Agreement. The organization identification number of Debtor is listed on Schedule 1 to this Security Agreement.

(e) All of Debtor’s present patents and trademarks, if any, including those which have been registered with, or for which an application for registration has been filed in, the United States Patent and Trademark Office are listed on Schedule 2 attached to this Security Agreement. All of Debtor’s present copyrights registered with, or for which an application for registration has been filed in, the United States Copyright Office or any similar office or agency of any state or any other country are listed on Schedule 2 attached to this Security Agreement.

(f) Debtor has good title to, or valid leasehold interest in, all of the Collateral and there are no Liens on any of the Collateral except Permitted Liens.

2.3 Authorization to File Financing Statements. Debtor hereby irrevocably authorizes Vicis at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such other jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency of filing office acceptance of any financing statement or amendment, including whether Debtor is an organization, the type of organization and any state or federal organization identification number issued to Debtor. Debtor agrees to furnish any such information to Vicis promptly upon request. Debtor also ratifies its authorization for Vicis to have filed in any UCC jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

ARTICLE III

AGREEMENTS OF DEBTOR

From and after the date of this Security Agreement, and until all of the Obligations are paid in full, Debtor shall:

3.1 Sale of Collateral. Not sell, lease, transfer or otherwise dispose of Collateral or any interest therein, except for sales of Inventory in the ordinary course of business.

3.2 Maintenance of Security Interest. (a) At the expense of Debtor, defend the Security Interest against any and all claims of any Person adverse to Vicis and take such action and execute such financing statements and other documents as Vicis may from time to time request to maintain the perfected status of the Security Interest. Debtor shall not further encumber or grant a security interest in any of the Collateral except to Vicis without the prior written consent of Vicis.

(b) Debtor further agrees to take any other action requested by Vicis to ensure the attachment, perfection and first priority of, and the ability of Vicis to enforce its security interest in any and all of the Collateral including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, to the extent, if any, that Debtor’s signature thereon is required therefor, (ii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Vicis to enforce, its security interest in such Collateral, (iii) taking all actions required by any earlier versions of the UCC (to the extent applicable) or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction, and (iv) obtaining waivers from landlords where any of the tangible Collateral is located in form and substance satisfactory to Vicis.

3.3 Locations. Give Vicis at least thirty (30) days prior written notice of Debtor’s intention to relocate the tangible Collateral (other than Inventory in transit) or any of the records relating to the Collateral from the locations listed on Schedule 1 attached to this Security Agreement, in which event Schedule 1 shall be deemed amended to include the new location. Any additional filings or refilings requested by Vicis as a result of any such relocation in order to maintain the Security Interest in the Collateral shall be at Debtor’s expense.

3.4 Insurance. Keep the Collateral consisting of tangible personal property insured against loss or damage to the Collateral under a policy or policies covering such risks as are ordinarily insured against by similar businesses, but in any event including fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, damage from aircraft, smoke and uniform standard extended coverage and vandalism and malicious mischief endorsements, limited only as may be provided in the standard form of such endorsements at the time in use in the applicable state. Such insurance shall be for amounts not less than the actual replacement cost of the Collateral. No policy of insurance shall be so written that the proceeds thereof will produce less than the minimum coverage required by the preceding sentence, by reason of co-insurance provisions or otherwise, without the prior consent thereto in writing by Vicis. Debtor will obtain lender’s loss payable endorsements on applicable insurance policies in favor of Vicis and will provide certificates of such insurance to Vicis. Debtor shall cause each insurer to agree, by endorsement on the policy or policies or certificates of insurance issued by it or by independent instrument furnished to Vicis, that such insurer will give thirty (30) days written notice to Vicis before such policy will be altered or canceled. No settlement of any insurance claim shall be made without Vicis’s prior consent. In the event of any insured loss, Debtor shall promptly notify Vicis thereof in writing, and Debtor hereby authorizes and directs any insurer concerned to make payment of such loss directly to Vicis as its interest may appear. Vicis is authorized, in the name and on behalf of Debtor, to make proof of loss and to adjust, compromise and collect, in such manner and amounts as it shall determine, all claims under all policies; and Debtor agrees to sign, on demand of Vicis, all receipts, vouchers, releases and other instruments which may be necessary or desirable in aid of this authorization. The proceeds of any insurance from loss, theft, or damage to the Collateral shall be held in a segregated account established by Vicis and disbursed and applied at the discretion of Vicis, either in reduction of the Obligations or applied toward the repair, restoration or replacement of the Collateral.

3.5 Name; Legal Status. (a) Without providing at least 30 days prior written notice to Vicis, Debtor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if Debtor does not have an organizational identification number and later obtains one, Debtor shall forthwith notify Vicis of such organizational identification number, and (c) Debtor will not change its type of organization or jurisdiction of organization.

ARTICLE IV

RIGHTS AND REMEDIES

4.1 Right to Cure. In case of failure by Debtor to procure or maintain insurance, or to pay any fees, assessments, charges or taxes arising with respect to the Collateral, Vicis shall have the right, but shall not be obligated, to effect such insurance or pay such fees, assessments, charges or taxes, as the case may be, and, in that event, the cost thereof shall be payable by Debtor to Vicis immediately upon demand, together with interest at an annual rate equal 10% from the date of disbursement by Vicis to the date of payment by Debtor.

4.2 Rights of Parties. Upon the occurrence and during the continuance of an Event of Default, in addition to all the rights and remedies provided in the Securities Purchase Documents or in Article 9 of the UCC and any other applicable law, Vicis may (but is under no obligation so to do):

(a) require Debtor to assemble the Collateral at a place designated by Vicis, which is reasonably convenient to the parties; and

(b) take physical possession of Inventory and other tangible Collateral and of Debtor’s records pertaining to all Collateral that are necessary to properly administer and control the Collateral or the handling and collection of Collateral, and sell, lease or otherwise dispose of the Collateral in whole or in part, at public or private sale, on or off the premises of Debtor; and

(c) collect any and all money due or to become due and enforce in Debtor’s name all rights with respect to the Collateral; and

(d) settle, adjust or compromise any dispute with respect to any Account; and

(e) receive and open mail addressed to Debtor; and

(f) on behalf of Debtor, endorse checks, notes, drafts, money orders, instruments or other evidences of payment.

4.3 Power of Attorney. Debtor does hereby constitute and appoint Vicis as Debtor’s true and lawful attorney with full power of substitution for Debtor in Debtor’s name, place and stead for the purposes of performing any obligation of Debtor under this Security Agreement and taking any action and executing any instrument which Vicis may deem necessary or advisable to perform any obligation of Debtor under this Security Agreement, which appointment is irrevocable and coupled with an interest, and shall not terminate until the Obligations are paid in full.

4.4 Right to Collect Accounts. Upon the occurrence and during the continuance of an Event of Default and without limiting Debtor’s obligations under the Securities Purchase Documents: (a) Debtor authorizes Vicis to notify any and all debtors on the Accounts to make payment directly to Vicis (or to such place as Vicis may direct); (b) Debtor agrees, on written notice from Vicis, to deliver to Vicis promptly upon receipt thereof, in the form in which received (together with all necessary endorsements), all payments received by Debtor on account of any Account; and (c) Vicis may, at its option, apply all such payments against the Obligations or remit all or part of such payments to Debtor.

4.5 Reasonable Notice. Written notice, when required by law, sent in accordance with the provisions of Section 12.6 of the Securities Purchase Agreement and given at least ten (10) calendar days (counting the day of sending) before the date of a proposed disposition of the Collateral shall be reasonable notice.

4.6 Limitation on Duties Regarding Collateral. The sole duty of Vicis with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as Vicis deals with similar property for its own account. Neither Vicis nor any of its directors, officers, employees or agents, shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Debtor or otherwise.

4.7 Lock Box; Collateral Account. This Section 4.7 shall be effective only upon the occurrence and during the continuance of an Event of Default. If Vicis so requests in writing, Debtor will direct each of its debtors on the Accounts to make payments due under the relevant Account or chattel paper directly to a special lock box to be under the control of Vicis. Debtor hereby authorizes and directs Vicis to deposit into a special collateral account to be established and maintained by Vicis all checks, drafts and cash payments received in said lock box. All deposits in said collateral account shall constitute proceeds of Collateral and shall not constitute payment of any Obligation until so applied. At its option, Vicis may, at any time, apply finally collected funds on deposit in said collateral account to the payment of the Obligations, in the order of application selected in the sole discretion of Vicis, or permit Debtor to withdraw all or any part of the balance on deposit in said collateral account. If a collateral account is so established, Debtor agrees that it will promptly deliver to Vicis, for deposit into said collateral account, all payments on Accounts and chattel paper received by it. All such payments shall be delivered to Vicis in the form received (except for Debtor’s endorsement where necessary). Until so deposited, all payments on Accounts and chattel paper received by Debtor shall be held in trust by Debtor for and as the property of Vicis and shall not be commingled with any funds or property of Debtor.

4.8 Application of Proceeds. Vicis shall apply the proceeds resulting from any sale or disposition of the Collateral in the following order:

(a) to the costs of any sale or other disposition;

(b) to the expenses incurred by Vicis in connection with any sale or other disposition, including attorneys’ fees;

(c) to the payment of the Obligations then due and owing in any order selected by Vicis; and

(d) to Debtor.

4.9 Other Remedies. No remedy herein conferred upon Vicis is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Security Agreement and the Securities Purchase Documents now or hereafter existing at law or in equity or by statute or otherwise. No failure or delay on the part of Vicis in exercising any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude other or further exercise thereof or the exercise of any other right or remedy.

ARTICLE V

MISCELLANEOUS

5.1 Expenses and Attorneys’ Fees. Debtor shall pay all fees and expenses incurred by Vicis, including the fees of counsel including in-house counsel, in connection with the preparation, administration and amendment of this Security Agreement and the protection, administration and enforcement of the rights of Vicis under this Security Agreement or with respect to the Collateral, including without limitation the protection and enforcement of such rights in any bankruptcy, reorganization or insolvency proceeding involving Debtor, both before and after judgment.

5.2 Setoff. Debtor agrees that Vicis shall have all rights of setoff and bankers’ lien provided by applicable law.

5.3 Assignability; Successors. Debtor’s rights and liabilities under this Security Agreement are not assignable or delegable, in whole or in part, without the prior written consent of Vicis. The provisions of this Security Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties.

5.4 Survival. All agreements, representations and warranties made in this Security Agreement or in any document delivered pursuant to this Security Agreement shall survive the execution and delivery of this Security Agreement, and the delivery of any such document.

5.5 Governing Law. This Security Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to contracts made and wholly performed within such state.

5.6 Counterparts; Headings. This Security Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement. The article and section headings in this Security Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

5.7 Notices. All communications or notices required or permitted by this Security Agreement shall be given to Debtor in accordance with Section 12.6 of the Securities Purchase Agreement.

5.8 Amendment. No amendment of this Security Agreement shall be effective unless in writing and signed by Debtor and Vicis.

5.9 Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement in such jurisdiction or affecting the validity or enforceability of any provision in any other jurisdiction.

5.10 WAIVER OF RIGHT TO JURY TRIAL. VICIS AND DEBTOR ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SECURITY AGREEMENT WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND,

THEREFORE, THE PARTIES AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

5.11 Submission to Jurisdiction; Service of Process. As a material inducement to Vicis to make the Loan:

(a) DEBTOR AGREES THAT ALL ACTIONS OR PROCEEDINGS IN ANY MANNER RELATING TO OR ARISING OUT OF THIS SECURITY AGREEMENT MAY BE BROUGHT ONLY IN COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OR THE FEDERAL COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND DEBTOR CONSENTS TO THE JURISDICTION OF SUCH COURTS. DEBTOR WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH COURT AND ANY RIGHT IT MAY HAVE NOW OR HEREAFTER HAVE TO CLAIM THAT ANY SUCH ACTION OR PROCEEDING IS IN AN INCONVENIENT COURT; AND

(b) Debtor consents to the service of process in any such action or proceeding by certified mail sent to Debtor at the address specified in Section 12.6 of the Securities Purchase Agreement.

(signature page follows)

IN WITNESS WHEREOF, this Security Agreement has been executed as of the day and year first above written.

CHINA MEDIA NETWORKS INTERNATIONAL, INC.

By:
Name:
Title:

VICIS CAPITAL MASTER FUND

By:
Name:
Title:

Signature Page to Security Agreement

SCHEDULE 1 TO SECURITY AGREEMENT

Locations of Collateral

Organizational ID: 86-0214815

Address of Debtor’s records of Collateral and chief executive office:

237 Cedar Hill Street

Marlboro, MA 01752

Collateral Locations:

237 Cedar Hill Street

Marlboro, MA 01752

SCHEDULE 2 TO SECURITY AGREEMENT

Intellectual Property

Patents	None

Trademarks	None

Copyrights	None

EXHIBIT F

FORM OF STOCK PLEDGE AGREEMENT

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”), dated as of June 28, 2006, is made by and between CHINA MEDIA NETWORKS INTERNATIONAL, INC., a Nevada corporation (“Pledgor”), and VICIS CAPITAL MASTER FUND (“Vicis”).

RECITALS

A. Pledgor is the legal and beneficial owner of the Pledged Interests (as hereinafter defined) hereby pledged by Pledgor.

B. Pursuant to a Securities Purchase Agreement dated as of June 28, 2006 by and between Vicis and Pledgor (as amended or modified from time to time, the “Securities Purchase Agreement”) and a 6% Convertible Senior Secured Debenture due June 28, 2008 issued by Pledgor to Vicis (as amended or modified from time to time, the “Debenture”), Vicis has made a $2,000,000 loan (the “Loan”) to Pledgor.

C. It is a condition precedent to Vicis making the Loan that Pledgor execute and deliver to Vicis a pledge agreement in the form hereof. This is the Stock Pledge Agreement referred to in the Securities Purchase Agreement.

AGREEMENTS

In consideration of the recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees with Vicis, as follows:

1. Defined Terms. All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Securities Purchase Agreement. All terms defined in the Uniform Commercial Code in effect from time to time in the State and used herein shall have the same definitions herein as specified therein; provided, however, if a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 9. As used herein, the following terms have the following meanings:

“Code” means the Uniform Commercial Code from time to time in effect in the State.

“Collateral” means the Pledged Interests and all Proceeds.

“Issuer” means each issuer of Pledged Interests listed on Schedule 1 hereto.

“Obligations” shall mean (a) the principal of, and interest on, the Debenture, and any renewal, extension or refinancing thereof; (b) all debts, liabilities, obligations, covenants and agreements of Pledgor contained in the Securities Purchase Documents; and (c) any and all other debts, liabilities and obligations of Pledgor to Vicis.

“Pledged Interests” means the membership interests, shares of capital stock or other equity interests listed on Schedule 1 hereto, together with all membership or stock certificates, options or rights of any nature whatsoever that may be issued or granted by Issuer to Pledgor in respect of the Pledged Interests while this Agreement is in effect.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102 of the Code and shall include, without limitation, all dividends or other income from the Pledged Interests, collections thereon, or distributions with respect thereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Purchase Documents” means the Securities Purchase Agreement, the Debenture, the Guaranty dated as of June 28, 2006 by OrthoSupply Management, Inc. in favor of Vicis, the Security Agreement dated as of June 28, 2006 by OrthoSupply Management, Inc. in favor of Vicis, the Security Agreement dated as of June 28, 2006 between Pledgor and Vicis and this Agreement, together with all exhibits and schedules thereto, as the same shall be amended from time to time.

“State” means the State of Nevada.

2. Pledge; Grant of Security Interest. Pledgor hereby delivers (if applicable) to Vicis all of the Pledged Interests and hereby grants to Vicis a first priority security interest in the Collateral as security for the prompt and complete performance of all of the Obligations.

3. Stock or Membership Interest Powers. If applicable, concurrently with the delivery to Vicis of each certificate representing one or more shares of Pledged Interests, Pledgor shall deliver an undated stock or membership interest power covering such certificate, duly executed in blank by Pledgor.

4. Representations and Warranties. Pledgor represents and warrants that:

(a) all the shares of such Pledged Interests have been duly and validly issued and are fully paid and nonassessable;

(b) Pledgor is the record and beneficial owner of, and has good and marketable title to, such Pledged Interests, free of any and all liens or options in favor of, or claims of, any other person, except the security interest created by this Agreement;

(c) upon either (i) the delivery to Vicis of the stock or membership interest certificates evidencing such Pledged Interests and the stock or membership interest powers or (ii) the filing of a financing statement listing Pledgor as debtor and Vicis as secured party and describing the Collateral, the security interest created by this Agreement will constitute a valid, perfected first priority security interest in the Collateral granted by Pledgor, enforceable in accordance with its terms against all creditors of Pledgor and any persons purporting to purchase any Collateral from Pledgor, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and

(d) Pledgor’s sole purpose is to own 100% of Issuer’s equity interests.

5. Covenants. Pledgor covenants and agrees with Vicis that, from and after the date of this Agreement until the Obligations are performed in full:

(a) If Pledgor shall, as a result of its ownership of any Pledged Interests, become entitled to receive or shall receive any stock or membership interest certificate (including, without limitation, any certificate representing a stock or membership interest dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of any Pledged Interests, or otherwise in respect thereof, Pledgor shall accept the same as the agent of Vicis, hold the same in trust for Vicis and deliver the same forthwith to Vicis in the exact form received, duly indorsed by Pledgor to Vicis, if required, together with an undated stock or membership interest power covering such certificate duly executed in blank by Pledgor, to be held by Vicis, subject to the terms hereof, as additional collateral security for the Obligations of Pledgor. Any property distributed to Pledgor upon or in respect of any Pledged Interests upon the liquidation, dissolution, recapitalization or reorganization of an Issuer, shall be delivered to Vicis as additional collateral security for the Obligations of Pledgor. If any property distributed in respect of any Pledged Interests shall be received by Pledgor while an Event of Default exists, Pledgor shall, until such property is delivered to Vicis, hold the property in trust for Vicis, segregated from other property of Pledgor, as additional collateral security for the Obligations of Pledgor.

(b) Without the prior written consent of Vicis, Pledgor shall not vote to enable, or take any other action to permit, an Issuer to issue any stock or membership interest or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or membership interest or other equity securities of any nature of an Issuer, sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or create, incur or permit to exist any lien or option in favor of, or any claim of any person with respect to, any of the Collateral, or any interest therein, except for Pledgor and except for the security interests created by this Agreement. Pledgor will defend the right, title and interest of Vicis in and to the Collateral against the claims and demands of all persons whomsoever.

(c) At any time and from time to time, upon the written request of Vicis to Pledgor, and at its sole expense, Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as Vicis may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to Vicis, duly endorsed in a manner satisfactory to Vicis, to be held as Collateral pursuant to this Agreement.

(d) Pledgor shall pay, and save Vicis harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral granted by Pledgor or in connection with any of the transactions contemplated by this Agreement.

(e) Pledgor shall not (i) engage in any business or investment activity other than owning the equity interests of Issuer; (ii) become obligated for any indebtedness of any kind or nature, whether directly or indirectly; (iii) permit any lien or other encumbrance to exist on any of its assets (other than pursuant to the Pledge Agreement); or (iv) consolidate with or merge with or into any other Person or acquire substantially all of the assets of any other Person, whether in one or a series of transactions.

6. Voting Rights. Unless an Event of Default shall have occurred and be continuing, and notice that Vicis intends to exercise voting rights is given to Pledgor by Vicis, Pledgor shall be permitted to exercise all voting and related rights with respect to such Pledged Interests; provided, however, that no vote shall be cast or related right exercised or other action taken which, in the reasonable judgment of Vicis, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of this Agreement.

7. Rights of Vicis. If an Event of Default shall occur and be continuing, Vicis shall have the right to have any or all shares of Pledged Interests registered in its name or the name of its nominee, and Vicis or its nominee may thereafter exercise all voting, related and other rights pertaining to such Pledged Interests at any meeting of members or shareholders of an Issuer or otherwise and any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Pledged Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or limited liability company structure of an Issuer, or upon the exercise by Pledgor or Vicis of any right, privilege or option pertaining to such Pledged Interests, and in connection therewith, the right to deposit and deliver any and all of such Pledged Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Vicis may determine).

The rights of Vicis hereunder shall not be conditioned or contingent upon the pursuit by Vicis of any right or remedy against an Issuer or any obligor or against any other person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee thereof or right of offset with respect thereto. Vicis shall not be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall Vicis be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or any other person or to take any other action whatsoever with regard to the Collateral or any part thereof.

8. Remedies; Sale Proceeds.

(a) If an Event of Default shall occur and be continuing, Vicis may exercise, in addition to all other rights and remedies granted in this Agreement, all rights and remedies of a secured party under the Code as Vicis deems advisable. Without limiting the generality of the foregoing, Vicis, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Pledgor, an Issuer, any obligor or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of Vicis or elsewhere upon such terms and conditions as it may deem advisable and at such prices as are commercially reasonable, for cash or on credit or for future delivery without assumption of any credit risk.

Vicis shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Pledgor, which right or equity is hereby waived or released. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

(b) Vicis shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Vicis hereunder, including, without limitation, attorneys’ fees and disbursements of counsel (including in-house counsel) to Vicis, to the payment in whole or in part of the Obligations, as Vicis may otherwise decide, and only after such application and after the payment by Vicis of any other amount required by any provision of law, including, without limitation, Section 9-615(4)(a) of the Code, need Vicis account for the surplus, if any, to Pledgor. To the extent permitted by applicable law, Pledgor waives all claims, damages and demands it may acquire against Vicis arising out of the exercise by it of any rights hereunder, except such claims and damages arising out of the gross negligence or willful misconduct of Vicis. Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations of Pledgor and the fees and disbursements of any attorneys employed by Vicis to collect such deficiency.

9. Private Sales.

(a) Pledgor recognizes that Vicis may be unable to effect a public sale of any or all the Pledged Interests, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such private sale. Vicis shall be under no obligation to delay a sale of any of the Pledged Interests for the period of time necessary to permit the applicable Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(b) Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Interests pursuant to this section valid and binding and in compliance with any and all other applicable requirements of law, except that Pledgor shall not be obligated to register the Pledged Interests under state or federal securities laws. Pledgor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to Vicis, that Vicis has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

10. Irrevocable Authorization and Instruction to Issuer and Obligor. Pledgor hereby authorizes and instructs each Issuer of its Pledged Interests to comply with any instruction received by it from Vicis in writing that (a) states that an Event of Default exists and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from Pledgor, and Pledgor agrees that Issuer shall be fully protected in so complying.

11. Security Agent’s Appointment as Attorney-in-Fact. Pledgor hereby irrevocably constitutes and appoints Vicis and any officer or agent of Vicis, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Pledgor and in the name of Pledgor or in the name of Vicis, from time to time in the discretion of Vicis so long as an Event of Default exists, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in this Section 11. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Obligations are performed in full.

12. Duty of Vicis. The sole duty of Vicis with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as Vicis deals with similar securities and property for its own account. Neither Vicis nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or any other person or to take any other action whatsoever with regard to the Collateral or any part thereof.

13. Filing Financing Statements Pledgor authorizes Vicis to file financing statements with respect to the Collateral without the signature of Pledgor in such form and in such filing offices as Vicis reasonably determines appropriate to perfect the security interests of Vicis under this Agreement.

14. Notices All notices, requests and demands to or upon Vicis, Pledgor or Issuer (to be delivered care of the Pledgor) to be effective shall be delivered in the manner set forth in Section 12.6 of the Securities Purchase Agreement.

15. Severability Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

16. Amendments in Writing; No Waiver; Cumulative Remedies. Vicis shall not by any act (except by a written instrument signed by Vicis), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Vicis, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Vicis of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Vicis would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

17. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

18. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of Pledgor and shall inure to the benefit of Vicis and their successors and assigns.

19. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PROVISIONS.

20. Consent to Jurisdiction and Venue. All actions or proceedings brought against Pledgor with respect to this Agreement may be brought only in courts of the State of New York located in New York County or the Federal Courts located in the Southern District of New York and Pledgor consents to the jurisdiction of such courts. Pledgor waives any objection it may now or hereafter have to the venue of any such court and any right it may have now or hereafter have to claim that any such action or proceeding is in an inconvenient court.

21. WAIVER OF RIGHT TO JURY TRIAL. PLEDGOR AND VICIS ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS PLEDGE AGREEMENT WOULD BE BASED UPON DIFFICULT AND COMPLEX

ISSUES AND, THEREFORE, PLEDGOR AND VICIS AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

IN WITNESS WHEREOF, the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

CHINA MEDIA NETWORKS INTERNATIONAL, INC.

BY
Its

VICIS CAPITAL MASTER FUND

BY
Its

SCHEDULE 1

TO PLEDGE AGREEMENT

DESCRIPTION OF PLEDGED INTERESTS

Issuer	Class of Interest	Stock Certificate No(s).	No. of Shares Pledged
OrthoSupply Management, Inc.	Common Stock	20	100

ACKNOWLEDGMENT AND CONSENT

The undersigned is an Issuer referred to in the foregoing Pledge Agreement and hereby acknowledges receipt of a copy of the Pledge Agreement, dated as of June 28, 2006, made by Pledgor (as defined therein) in favor of Vicis (as defined therein) (as amended, supplemented or otherwise modified from time to time, the “Pledge Agreement”). The undersigned agrees for the benefit of Vicis as follows:

1. The undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2. The undersigned will notify Vicis promptly in writing of the occurrence of any of the events described in paragraph 5(a) of the Pledge Agreement.

ORTHOSUPPLY MANAGEMENT, INC.

BY
Its

EXHIBIT G

FORM OF GUARANTY AGREEMENT

EXHIBIT G

FORM OF GUARANTY AGREEMENT

GUARANTY

THIS GUARANTY is made as of June 28, 2006 by ORTHOSUPPLY MANAGEMENT, INC., a Delaware corporation (“Guarantor”), in favor of VICIS CAPITAL MASTER FUND (“Vicis”).

RECITALS

A. Guarantor is a wholly-owned subsidiary of CHINA MEDIA NETWORKS INTERNATIONAL, INC., a Nevada corporation (the “Borrower”).

B. Pursuant to a Securities Purchase and Exchange Agreement dated as of June 28, 2006 by and between Vicis and Borrower (as amended or modified from time to time, the “Securities Purchase Agreement”) and a 6% Convertible Senior Secured Debenture due June 28, 2008 issued by Borrower to Vicis (as amended or modified from time to time, the “Debenture”), Vicis has made a $2,000,000 loan (the “Loan”) to Borrower. Borrower’s sole business purpose is to own 100% of the equity interests of Guarantor. Guarantor is the intended beneficiary of the Loan and, as such, the Loan will directly and significantly benefit Guarantor.

C. It is a condition precedent to Vicis making the Loan that Guarantor execute and deliver to Vicis a guaranty in the form hereof. This is the Guaranty Agreement referred to in the Securities Pledge Agreement.

AGREEMENTS

In consideration of the recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees with Vicis as follows:

ARTICLE I

DEFINITIONS

When used in this Guaranty, capitalized terms shall have the meanings specified in the Securities Purchase Agreement, the preamble, the recitals and as follows:

Borrower. “Borrower” shall mean China Media Networks International, Inc., a Nevada corporation.

Event of Default. “Event of Default” shall have the meaning specified in the Securities Purchase Agreement.

Guaranty. “Guaranty” shall mean this Guaranty, as the same shall be amended from time to time in accordance with the terms hereof.

Law. “Law” shall mean any federal, state, local or other law, rule, regulation or governmental requirement of any kind, and the rules, regulations, interpretations and orders promulgated thereunder.

Obligations. “Obligations” shall mean (a) the principal of, and interest on, the Debenture, and any renewal, extension or refinancing thereof; (b) all debts, liabilities, obligations, covenants and agreements of Borrower contained in the Securities Purchase Documents; and (c) any and all other debts, liabilities and obligations of Borrower to Vicis.

Person. “Person” shall mean and include an individual, partnership, corporation, trust, unincorporated association and any unit, department or agency of government.

Securities Purchase Documents. “Securities Purchase Documents” shall mean the Securities Purchase Agreement, the Debenture, the Security Agreement dated as of June 28, 2006 between Borrower and Vicis, the Pledge Agreement dated as of June 28, 2006 between Borrower and Vicis, the Security Agreement dated as of June 28, 2006 between Guarantor and Vicis and this Guaranty, together with all exhibits and schedules thereto, as the same shall be amended from time to time.

ARTICLE II

THE GUARANTY

2.1 The Guaranty. Guarantor, for itself, its successors and assigns, hereby unconditionally and absolutely guarantees to Vicis the full and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of each of the Obligations. This is a guaranty of payment and performance and not of collection.

2.2 Waivers and Consents. (a) Guarantor acknowledges that the obligations undertaken herein involve the guaranty of obligations of a Person other than Guarantor and, in full recognition of that fact, Guarantor consents and agrees that Vicis may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (i) supplement, modify, amend, extend, renew, accelerate or otherwise change the time for payment or the other terms of the Obligations or any part thereof, including without limitation any increase or decrease of the principal amount thereof or the rate(s) of interest thereon; (ii) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof, or any of the Securities Purchase Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (iii) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Securities Purchase Documents or the Obligations or any part thereof; (iv) accept partial payments on the Obligations; (v) receive and hold additional security or guaranties for the Obligations or any part thereof; (vi) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Vicis in its sole and absolute discretion may determine; (vii) release any Person from any personal liability with respect to the Obligations or any part thereof; (viii) settle, release on terms satisfactory to Vicis or by operation of applicable Law or otherwise, liquidate or enforce any Obligations and any security or guaranty in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or (ix) consent to the merger, change or any other restructuring or termination of the corporate existence of Borrower or any other Person, and correspondingly restructure the Obligations, and any such merger, change, restructuring or termination shall not affect the liability of Guarantor or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations.

(a) Upon the occurrence and during the continuance of any Event of Default, Vicis may enforce this Guaranty independently of any other remedy, guaranty or security Vicis at any time may have or hold in connection with the Obligations, and it shall not be necessary for Vicis to marshal assets in favor of Borrower, any other guarantor of the Obligations or any other Person or to proceed upon or against and/or exhaust any security or remedy before proceeding to enforce this Guaranty. Guarantor expressly waives any right to require Vicis to marshal assets in favor of Borrower or any other Person or to proceed against Borrower or any other guarantor of the Obligations or any collateral provided by any Person, and agrees that Vicis may proceed against any obligor and/or the collateral in such order as it shall determine in its sole and absolute discretion. Vicis may file a separate action or actions against Guarantor, whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions. Guarantor agrees that Vicis and Borrower may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between them, in any manner whatsoever, all without in any way altering or affecting the security of this Guaranty.

(b) The rights of Vicis hereunder shall be reinstated and revived, and the enforceability of this Guaranty shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Vicis upon the bankruptcy, insolvency or reorganization of any Person, all as though such amount had not been paid. The rights of Vicis created or granted herein and the enforceability of this Guaranty shall remain effective at all times to guarantee the full amount of all the Obligations even though the Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against Borrower or any other guarantor of the Obligations and whether or not Borrower or any other guarantor of the Obligations shall have any personal liability with respect thereto.

(c) To the extent permitted by applicable law, Guarantor expressly waives any and all defenses now or hereafter arising or asserted by reason of: (i) any disability or other defense of Borrower or any other guarantor for the Obligations with respect to the Obligations (other than full payment and performance of all of the Obligations); (ii) the unenforceability or invalidity of any security for or guaranty of the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations; (iii) the cessation for any cause whatsoever of the liability of Borrower or any other guarantor of the Obligations (other than by reason of the full payment and performance of all Obligations); (iv) any failure of Vicis to marshal assets in favor of Borrower or any other Person; (v) any failure of Vicis to give notice of sale or other disposition of collateral to Borrower or any other Person or any defect in any notice that may be given in connection with any sale or disposition of collateral; (vi) any failure of Vicis to comply with applicable Laws in connection with the sale or other disposition of any collateral or other security for any Obligation, including, without limitation, any failure of Vicis to conduct a commercially reasonable sale or other disposition of any collateral or other security for any Obligation; (vii) any act or omission of Vicis or others that directly or indirectly results in or aids the discharge or release of Borrower or any other guarantor of the Obligations, or of any security or guaranty therefor by operation of Law or otherwise; (viii) any Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; (ix) any failure of Vicis to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person; (x) the election by Vicis, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code; (xi) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code; (xii) any use of collateral under Section 363 of the United States Bankruptcy Code; (xiii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person; (xiv) the avoidance of any lien or security interest in favor of Vicis for any reason; (xv) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including without limitation any discharge of, or bar or stay against collecting, all or any of the Obligations (or any interest thereon) in or as a result of any such proceeding; or (xvi) any action taken by Vicis that is authorized by this Section or any other provision of any Loan Document. Until all of the Obligations have been paid in full, Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.

2.3 Condition of Borrower. Guarantor represents and warrants to Vicis that it has established adequate means of obtaining from Borrower, on a continuing basis, financial and other information pertaining to the business, operations and condition (financial and otherwise) of Borrower and its assets and properties. Guarantor hereby expressly waives and relinquishes any duty on the part of Vicis (should any such duty exist) to disclose to Guarantor any matter, fact or thing related to the business, operations or condition (financial or otherwise) of Borrower or its assets or properties, whether now known or hereafter known by Vicis during the life of this Guaranty. With respect to any of the Obligations, Vicis need not inquire into the powers of Borrower or agents acting or purporting to act on its behalf, and all Obligations made or created in good faith reliance upon the professed exercise of such powers shall be guaranteed hereby.

2.4 Continuing Guaranty. This is a continuing guaranty and shall remain in full force and effect as to all of the Obligations until all amounts owing by Borrower to Vicis on the Obligations shall have been paid in full.

2.5 Subrogation; Subordination. Guarantor expressly waives any claim for reimbursement, contribution, indemnity or subrogation which Guarantor may have against Borrower as a guarantor of the Obligations and any other legal or equitable claim against Borrower arising out of the payment of the Obligations by Guarantor or from the proceeds of any collateral for this Guaranty, until all amounts owing to Vicis under the Obligations shall have been paid in full and all commitments to lend have been terminated or expired. In furtherance, and not in limitation, of the foregoing waiver, until all amounts owing to Vicis under the Obligations shall have been paid in full. Guarantor hereby agrees that no payment by Guarantor pursuant to this Guaranty shall constitute Guarantor a creditor of Borrower. Until all amounts owing to Vicis under the Obligations shall have been paid in full, Guarantor shall not seek any reimbursement from Borrower in respect of payments made by Guarantor in connection with this Guaranty, or in respect of amounts realized by Vicis in connection with any collateral for the Obligations, and Guarantor expressly waives any right to enforce any remedy that Vicis now has or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any collateral now or hereafter held by Vicis. No claim which any Guarantor may have against any other guarantor of any of the Obligations or against Borrower, to the extent not waived pursuant to this Section, shall be enforced nor any payment accepted until the Obligations are paid in full and all such payments are not subject to any right of recovery.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF GUARANTOR

Guarantor hereby represents and warrants to Vicis as follows:

3.1 Authorization. Guarantor is a corporation duly and validly organized and existing under the laws of the State of Delaware, has the corporate power to own its owned assets and properties and to carry on its business, and is duly licensed or qualified to do business in all jurisdictions in which failure to do so would have a material adverse effect on its business or financial condition. The making, execution, delivery and performance of this Guaranty, and compliance with its terms, have been duly authorized by all necessary corporate action of Guarantor.

3.2 Enforceability. This Guaranty is the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms.

3.3 Absence of Conflicting Obligations. The making, execution, delivery and performance of this Guaranty, and compliance with its terms, do not violate any existing provision of Law; the articles of incorporation or bylaws of Guarantor; or any agreement or instrument to which Guarantor is a party or by which it or any of its assets is bound.

3.4 Consideration for Guaranty. Guarantor acknowledges and agrees with Vicis that but for the execution and delivery of this Guaranty by Guarantor, Vicis would not have made the Loan. Guarantor acknowledges and agrees that the Loan Agreement will result in significant benefit to Guarantor who is the wholly-owned subsidiary of Borrower and the intended beneficiary of the Loan.

ARTICLE IV

COVENANTS OF THE GUARANTOR

4.1 Actions by Guarantor. Guarantor shall not take or permit any act, or omit to take any act, that would: (a) cause Borrower to breach any of the Obligations; (b) impair the ability of Borrower to perform any of the Obligations; or (c) cause an Event of Default under the Securities Purchase Agreement.

4.2 Reporting Requirements. Guarantor shall furnish, or cause to be furnished, to Vicis such information respecting the business, assets and financial condition of Guarantor as Vicis may reasonably request.

ARTICLE V

MISCELLANEOUS

5.1 Expenses and Attorneys’ Fees. Guarantor shall pay all reasonable fees and expenses incurred by Vicis, including the reasonable fees of counsel, in connection with the protection or enforcement of its rights under this Guaranty, including without limitation the protection and enforcement of such rights in any bankruptcy, reorganization or insolvency proceeding involving Borrower or Guarantor, both before and after judgment.

5.2 Revocation. This is a continuing guaranty and shall remain in full force and effect until Vicis receives written notice of revocation signed by Guarantor. Upon revocation by written notice, this Guaranty shall continue in full force and effect as to all Obligations contracted for or incurred before revocation, and as to them Vicis shall have the rights provided by this Guaranty as if no revocation had occurred. Any renewal, extension, or increase in the interest rate(s) of any such Obligation, whether made before or after revocation, shall constitute an Obligation contracted for or incurred before revocation. Obligations contracted for or incurred before revocation shall also include credit extended after revocation pursuant to commitments made before revocation.

5.3 Assignability; Successors. Guarantor’s rights and liabilities under this Guaranty are not assignable or delegable, in whole or in part, without the prior written consent of Vicis. The provisions of this Guaranty shall be binding upon Guarantor, its successors and permitted assigns and shall inure to the benefit of Vicis, its successors and assigns.

5.4 Survival. All agreements, representations and warranties made herein or in any document delivered pursuant to this Guaranty shall survive the execution and delivery of this Guaranty and the delivery of any such document.

5.5 Governing Law. This Guaranty and the documents issued pursuant to this Guaranty shall be governed by, and construed and interpreted in accordance with, the Laws of the State of New York applicable to contracts made and wholly performed within such state.

5.6 Counterparts; Headings. This Guaranty may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement. The article and section headings in this Guaranty are inserted for convenience of reference only and shall not constitute a part of this Guaranty.

5.7 Notices. All notices, requests and demands to or upon Vicis or Guarantor (to be delivered care of Borrower) shall be delivered in the manner set forth in Section 12.6 of the Securities Purchase Agreement.

5.8 Amendment. No amendment of this Guaranty shall be effective unless in writing and signed by Guarantor and Vicis.

5.9 Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guaranty in such jurisdiction or affecting the validity or enforceability of any provision in any other jurisdiction.

5.10 Taxes. If any transfer or documentary taxes, assessments or charges levied by any governmental authority shall be payable by reason of the execution, delivery or recording of this Guaranty, Guarantor shall pay all such taxes, assessments and charges, including interest and penalties, and hereby indemnifies Vicis against any liability therefor.

5.11 WAIVER OF RIGHT TO JURY TRIAL. GUARANTOR ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS GUARANTY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND, THEREFORE, GUARANTOR AGREES THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

5.12 SUBMISSION TO JURISDICTION; SERVICE OF PROCESS. AS A MATERIAL INDUCEMENT TO VICIS TO ENTER INTO THIS TRANSACTION:

(a) THE GUARANTOR AGREES THAT ALL ACTIONS OR PROCEEDINGS IN ANY MANNER RELATING TO OR ARISING OUT OF THIS GUARANTY OR THE OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH MAY BE BROUGHT ONLY IN COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OR THE FEDERAL COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE GUARANTOR CONSENTS TO THE JURISDICTION OF SUCH COURTS. THE GUARANTOR WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH COURT AND ANY RIGHT IT MAY HAVE NOW OR HEREAFTER HAVE TO CLAIM THAT ANY SUCH ACTION OR PROCEEDING IS IN AN INCONVENIENT COURT; and

(b) Guarantor consents to the service of process in any such action or proceeding by certified mail sent to the address specified in Section 5.7.

Nothing contained herein shall affect the right of Vicis to serve process in any other manner permitted by law or to commence an action or proceeding in any other jurisdiction.

IN WITNESS WHEREOF the undersigned has executed this Guaranty as of the day and year first above written.

ORTHOSUPPLY MANAGEMENT, INC.

By:
Its:

ACCEPTANCE BY VICIS

This Guaranty is accepted by Vicis Capital Master Fund.

VICIS CAPITAL MASTER FUND

By:
Its:

EXHIBIT H

FORM OF GUARANTOR SECURITY AGREEMENT

EXHIBIT H

FORM OF GUARANTOR SECURITY AGREEMENT

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”) is made as of June 28, 2006 by and between ORTHOSUPPLY MANAGEMENT, INC., a Delaware corporation (“Debtor”), and VICIS CAPITAL MASTER FUND (“Vicis”).

RECITALS

A. Debtor is a wholly-owned subsidiary of CHINA MEDIA NETWORKS INTERNATIONAL, INC., a Nevada corporation (“Borrower”).

B. Pursuant to a Securities Purchase and Exchange Agreement dated as of June 28, 2006 by and between Vicis and Borrower (as amended or modified from time to time, the “Securities Purchase Agreement”) and a 6% Convertible Senior Secured Debenture due June 28, 2008 issued by Borrower to Vicis (as amended or modified from time to time, the “Debenture”), Vicis has made a $2,000,000 loan (the “Loan”) to Borrower. Borrower’s Sole Purpose is to own 100% of the equity interests of Debtor. Debtor is the intended beneficiary of the Loan and, as such, the Loan will directly and significantly benefit the Guarantor.

C. It is a condition precedent to Vicis making the Loan that Debtor execute and deliver to Vicis a security agreement in the form hereof. This is the Guarantor Security Agreement referred to in the Securities Purchase Agreement.

AGREEMENTS

In consideration of the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees with Vicis as follows:

ARTICLE I

DEFINITIONS

Capitalized terms not defined herein shall have the meaning given to them in the Securities Purchase Agreement. Terms not otherwise defined herein and defined in the UCC shall have, unless the context otherwise requires, the meanings set forth in the UCC as in effect on the date hereof (except that the term “document” shall only have the meaning set forth in the UCC for purposes of clause (d) of the definition of Collateral). When used in this Security Agreement, the following terms shall have the following meanings:

Accounts. “Accounts” shall mean all accounts, including without limitation all rights to payment for goods sold or services rendered that are not evidenced by instruments or chattel paper, whether or not earned by performance, and any associated rights thereto.

Collateral. “Collateral” shall mean all personal properties and assets of Debtor, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired or arising, including without limitation:

(a) all Inventory and documents relating to Inventory;

(b) all Accounts and documents relating to Accounts;

(c) all equipment, fixtures and other goods, including without limitation machinery, furniture, vehicles and trade fixtures;

(d) all general intangibles (including without limitation payment intangibles, software, customer lists, sales records and other business records, contract rights, causes of action, and licenses, permits, franchises, patents, copyrights, trademarks, and goodwill of the business in which the trademark is used, trade names, or rights to any of the foregoing), promissory notes, contract rights, chattel paper, documents, letter-of-credit rights and instruments;

(e) all motor vehicles;

(f) (i) all deposit accounts and (ii) all cash and cash equivalents deposited with or delivered to Vicis from time to time and pledged as additional security for the Obligations;

(g) all investment property;

(h) all commercial tort claims; and

(i) all additions and accessions to, all spare and repair parts, special tools, equipment and replacements for, and all supporting obligations, proceeds and products of, any and all of the foregoing assets described in Sections (a) through (h), inclusive, above.

Event of Default. “Event of Default” shall have the meaning specified in the Securities Purchase Agreement.

Inventory. “Inventory” shall mean all inventory, including without limitation all goods held for sale, lease or demonstration or to be furnished under contracts of service, goods leased to others, trade-ins and repossessions, raw materials, work in process and materials used or consumed in Debtor’s business, including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by Debtor, and shall include such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by Debtor.

Obligations. “Obligations” shall mean (a) all debts, liabilities, obligations, covenants and agreements of Debtor contained in the Guaranty dated as of June 28, 2006 by Debtor in favor of Vicis; and (b) any and all other debts, liabilities and obligations of Debtor to Vicis.

Person. “Person” shall mean and include an individual, partnership, corporation, trust, unincorporated association and any unit, department or agency of government.

Securities Purchase Documents. “Securities Purchase Documents” means the Securities Purchase Agreement, the Debenture, the Guaranty dated as of June 28, 2006 by Debtor in favor of Vicis, the Security Agreement dated as of June 28, 2006 by Borrower in favor of Vicis, the Pledge Agreement dated as of June 28, 2006 by Borrower in favor of Vicis and this Security Agreement, together with all exhibits and schedules thereto, as the same shall be amended from time to time.

Security Agreement. “Security Agreement” shall mean this Security Agreement, together with the Schedules attached hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

Security Interest. “Security Interest” shall mean the security interest of Vicis in the Collateral granted by Debtor pursuant to this Security Agreement.

UCC. “UCC” shall mean the Uniform Commercial Code as adopted in Delaware and in effect from time to time.

ARTICLE II

THE SECURITY INTEREST; REPRESENTATIONS AND WARRANTIES

2.1 The Security Interest. To secure the full and complete payment and performance when due (whether at stated maturity, by acceleration, or otherwise) of each of the Obligations, Debtor hereby grants to Vicis a security interest in all of Debtor’s right, title and interest in and to the Collateral.

2.2 Representations and Warranties. Debtor hereby represents and warrants to Vicis that:

(a) The records of Debtor with respect to the Collateral are presently located only at the address listed on Schedule 1 attached to this Security Agreement.

(b) The Collateral is presently located only at the location(s) listed on Schedule 1 attached to this Security Agreement.

(c) The chief executive office and chief place of business of Debtor are presently located at the address listed on Schedule 1 to this Security Agreement.

(d) Debtor is a Delaware corporation and its exact legal name is set forth in the definition of “Debtor” in the introductory paragraph of this Security Agreement. The organization identification number of Debtor is listed on Schedule 1 to this Security Agreement.

(e) All of Debtor’s present patents and trademarks, if any, including those which have been registered with, or for which an application for registration has been filed in, the United States Patent and Trademark Office are listed on Schedule 2 attached to this Security Agreement. All of Debtor’s present copyrights registered with, or for which an application for registration has been filed in, the United States Copyright Office or any similar office or agency of any state or any other country are listed on Schedule 2 attached to this Security Agreement.

(f) Debtor has good title to, or valid leasehold interest in, all of the Collateral and there are no Liens on any of the Collateral except Permitted Liens.

2.3 Authorization to File Financing Statements. Debtor hereby irrevocably authorizes Vicis at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such other jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency of filing office acceptance of any financing statement or amendment, including whether Debtor is an organization, the type of organization and any state or federal organization identification number issued to Debtor. Debtor agrees to furnish any such information to Vicis promptly upon request. Debtor also ratifies its authorization for Vicis to have filed in any UCC jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

ARTICLE III

AGREEMENTS OF DEBTOR

From and after the date of this Security Agreement, and until all of the Obligations are paid in full, Debtor shall:

3.1 Sale of Collateral. Not sell, lease, transfer or otherwise dispose of Collateral or any interest therein, except for sales of Inventory in the ordinary course of business.

3.2 Maintenance of Security Interest. (a) At the expense of Debtor, defend the Security Interest against any and all claims of any Person adverse to Vicis and take such action and execute such financing statements and other documents as Vicis may from time to time request to maintain the perfected status of the Security Interest. Debtor shall not further encumber or grant a security interest in any of the Collateral except to Vicis without the prior written consent of Vicis.

(b) Debtor further agrees to take any other action requested by Vicis to ensure the attachment, perfection and first priority of, and the ability of Vicis to enforce its security interest in any and all of the Collateral including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, to the extent, if any, that Debtor’s signature thereon is required therefor, (ii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Vicis to enforce, its security interest in such Collateral, (iii) taking all actions required by any earlier versions of the UCC (to the extent applicable) or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction, and (iv) obtaining waivers from landlords where any of the tangible Collateral is located in form and substance satisfactory to Vicis.

3.3 Locations. Give Vicis at least thirty (30) days prior written notice of Debtor’s intention to relocate the tangible Collateral (other than Inventory in transit) or any of the records relating to the Collateral from the locations listed on Schedule 1 attached to this Security Agreement, in which event Schedule 1 shall be deemed amended to include the new location. Any additional filings or refilings requested by Vicis as a result of any such relocation in order to maintain the Security Interest in the Collateral shall be at Debtor’s expense.

3.4 Insurance. Keep the Collateral consisting of tangible personal property insured against loss or damage to the Collateral under a policy or policies covering such risks as are ordinarily insured against by similar businesses, but in any event including fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, damage from aircraft, smoke and uniform standard extended coverage and vandalism and malicious mischief endorsements, limited only as may be provided in the standard form of such endorsements at the time in use in the applicable state. Such insurance shall be for amounts not less than the actual replacement cost of the Collateral. No policy of insurance shall be so written that the proceeds thereof will produce less than the minimum coverage required by the preceding sentence, by reason of co-insurance provisions or otherwise, without the prior consent thereto in writing by Vicis. Debtor will obtain lender’s loss payable endorsements on applicable insurance policies in favor of Vicis and will provide certificates of such insurance to Vicis. Debtor shall cause each insurer to agree, by endorsement on the policy or policies or certificates of insurance issued by it or by independent instrument furnished to Vicis, that such insurer will give thirty (30) days written notice to Vicis before such policy will be altered or canceled. No settlement of any insurance claim shall be made without Vicis’s prior consent. In the event of any insured loss, Debtor shall promptly notify Vicis thereof in writing, and Debtor hereby authorizes and directs any insurer concerned to make payment of such loss directly to Vicis as its interest may appear. Vicis is authorized, in the name and on behalf of Debtor, to make proof of loss and to adjust, compromise and collect, in such manner and amounts as it shall determine, all claims under all policies; and Debtor agrees to sign, on demand of Vicis, all receipts, vouchers, releases and other instruments which may be necessary or desirable in aid of this authorization. The proceeds of any insurance from loss, theft, or damage to the Collateral shall be held in a segregated account established by Vicis and disbursed and applied at the discretion of Vicis, either in reduction of the Obligations or applied toward the repair, restoration or replacement of the Collateral.

3.5 Name; Legal Status. (a) Without providing at least 30 days prior written notice to Vicis, Debtor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if Debtor does not have an organizational identification number and later obtains one, Debtor shall forthwith notify Vicis of such organizational identification number, and (c) Debtor will not change its type of organization or jurisdiction of organization.

ARTICLE IV

RIGHTS AND REMEDIES

4.1 Right to Cure. In case of failure by Debtor to procure or maintain insurance, or to pay any fees, assessments, charges or taxes arising with respect to the Collateral, Vicis shall have the right, but shall not be obligated, to effect such insurance or pay such fees, assessments, charges or taxes, as the case may be, and, in that event, the cost thereof shall be payable by Debtor to Vicis immediately upon demand, together with interest at an annual rate equal 10% from the date of disbursement by Vicis to the date of payment by Debtor.

4.2 Rights of Parties. Upon the occurrence and during the continuance of an Event of Default, in addition to all the rights and remedies provided in the Securities Purchase Documents or in Article 9 of the UCC and any other applicable law, Vicis may (but is under no obligation so to do):

(a) require Debtor to assemble the Collateral at a place designated by Vicis, which is reasonably convenient to the parties; and

(b) take physical possession of Inventory and other tangible Collateral and of Debtor’s records pertaining to all Collateral that are necessary to properly administer and control the Collateral or the handling and collection of Collateral, and sell, lease or otherwise dispose of the Collateral in whole or in part, at public or private sale, on or off the premises of Debtor; and

(c) collect any and all money due or to become due and enforce in Debtor’s name all rights with respect to the Collateral; and

(d) settle, adjust or compromise any dispute with respect to any Account; and

(e) receive and open mail addressed to Debtor; and

(f) on behalf of Debtor, endorse checks, notes, drafts, money orders, instruments or other evidences of payment.

4.3 Power of Attorney. Debtor does hereby constitute and appoint Vicis as Debtor’s true and lawful attorney with full power of substitution for Debtor in Debtor’s name, place and stead for the purposes of performing any obligation of Debtor under this Security Agreement and taking any action and executing any instrument which Vicis may deem necessary or advisable to perform any obligation of Debtor under this Security Agreement, which appointment is irrevocable and coupled with an interest, and shall not terminate until the Obligations are paid in full.

4.4 Right to Collect Accounts. Upon the occurrence and during the continuance of an Event of Default and without limiting Debtor’s obligations under the Securities Purchase Documents: (a) Debtor authorizes Vicis to notify any and all debtors on the Accounts to make payment directly to Vicis (or to such place as Vicis may direct); (b) Debtor agrees, on written notice from Vicis, to deliver to Vicis promptly upon receipt thereof, in the form in which received (together with all necessary endorsements), all payments received by Debtor on account of any Account; and (c) Vicis may, at its option, apply all such payments against the Obligations or remit all or part of such payments to Debtor.

4.5 Reasonable Notice. Written notice, when required by law, sent in accordance with the provisions of Section 12.6 of the Securities Purchase Agreement and given at least ten (10) calendar days (counting the day of sending) before the date of a proposed disposition of the Collateral shall be reasonable notice.

4.6 Limitation on Duties Regarding Collateral. The sole duty of Vicis with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as Vicis deals with similar property for its own account. Neither Vicis nor any of its directors, officers, employees or agents, shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Debtor or otherwise.

4.7 Lock Box; Collateral Account. This Section 4.7 shall be effective only upon the occurrence and during the continuance of an Event of Default. If Vicis so requests in writing, Debtor will direct each of its debtors on the Accounts to make payments due under the relevant Account or chattel paper directly to a special lock box to be under the control of Vicis. Debtor hereby authorizes and directs Vicis to deposit into a special collateral account to be established and maintained by Vicis all checks, drafts and cash payments received in said lock box. All deposits in said collateral account shall constitute proceeds of Collateral and shall not constitute payment of any Obligation until so applied. At its option, Vicis may, at any time, apply finally collected funds on deposit in said collateral account to the payment of the Obligations, in the order of application selected in the sole discretion of Vicis, or permit Debtor to withdraw all or any part of the balance on deposit in said collateral account. If a collateral account is so established, Debtor agrees that it will promptly deliver to Vicis, for deposit into said collateral account, all payments on Accounts and chattel paper received by it. All such payments shall be delivered to Vicis in the form received (except for Debtor’s endorsement where necessary). Until so deposited, all payments on Accounts and chattel paper received by Debtor shall be held in trust by Debtor for and as the property of Vicis and shall not be commingled with any funds or property of Debtor.

4.8 Application of Proceeds. Vicis shall apply the proceeds resulting from any sale or disposition of the Collateral in the following order:

(a) to the costs of any sale or other disposition;

(b) to the expenses incurred by Vicis in connection with any sale or other disposition, including attorneys’ fees;

(c) to the payment of the Obligations then due and owing in any order selected by Vicis; and

(d) to Debtor.

4.9 Other Remedies. No remedy herein conferred upon Vicis is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Security Agreement and the Securities Purchase Documents now or hereafter existing at law or in equity or by statute or otherwise. No failure or delay on the part of Vicis in exercising any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude other or further exercise thereof or the exercise of any other right or remedy.

ARTICLE V

MISCELLANEOUS

5.1 Expenses and Attorneys’ Fees. Debtor shall pay all fees and expenses incurred by Vicis, including the fees of counsel including in-house counsel, in connection with the preparation, administration and amendment of this Security Agreement and the protection, administration and enforcement of the rights of Vicis under this Security Agreement or with respect to the Collateral, including without limitation the protection and enforcement of such rights in any bankruptcy, reorganization or insolvency proceeding involving Debtor, both before and after judgment.

5.2 Setoff. Debtor agrees that Vicis shall have all rights of setoff and bankers’ lien provided by applicable law.

5.3 Assignability; Successors. Debtor’s rights and liabilities under this Security Agreement are not assignable or delegable, in whole or in part, without the prior written consent of Vicis. The provisions of this Security Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties.

5.4 Survival. All agreements, representations and warranties made in this Security Agreement or in any document delivered pursuant to this Security Agreement shall survive the execution and delivery of this Security Agreement, and the delivery of any such document.

5.5 Governing Law. This Security Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to contracts made and wholly performed within such state.

5.6 Counterparts; Headings. This Security Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement. The article and section headings in this Security Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

5.7 Notices. All communications or notices required or permitted by this Security Agreement shall be given to Debtor (to be delivered care of Borrower) in accordance with Section 12.6 of the Securities Purchase Agreement.

5.8 Amendment. No amendment of this Security Agreement shall be effective unless in writing and signed by Debtor and Vicis.

5.9 Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement in such jurisdiction or affecting the validity or enforceability of any provision in any other jurisdiction.

5.10 WAIVER OF RIGHT TO JURY TRIAL. VICIS AND DEBTOR ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SECURITY AGREEMENT WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND, THEREFORE, THE PARTIES AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

5.11 Submission to Jurisdiction; Service of Process. As a material inducement to Vicis to make the Loan:

(a) DEBTOR AGREES THAT ALL ACTIONS OR PROCEEDINGS IN ANY MANNER RELATING TO OR ARISING OUT OF THIS SECURITY AGREEMENT MAY BE BROUGHT ONLY IN COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OR THE FEDERAL COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND DEBTOR CONSENTS TO THE JURISDICTION OF SUCH COURTS. DEBTOR WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH COURT AND ANY RIGHT IT MAY HAVE NOW OR HEREAFTER HAVE TO CLAIM THAT ANY SUCH ACTION OR PROCEEDING IS IN AN INCONVENIENT COURT; AND

(b) Debtor consents to the service of process in any such action or proceeding by certified mail sent to Debtor (to be delivered care of Borrower) at the address specified in Section 12.6 of the Securities Purchase Agreement.

(signature page follows)

IN WITNESS WHEREOF, this Security Agreement has been executed as of the day and year first above written.

ORTHOSUPPLY MANAGEMENT, INC.

By:
Name:
Title:

VICIS CAPITAL MASTER FUND

By:
Name:
Title:

Signature Page to Security Agreement

SCHEDULE 1 TO SECURITY AGREEMENT

Locations of Collateral

Organizational ID: 20-3348174

Address of Debtor’s records of Collateral and chief executive office:

237 Cedar Hill Street

Marlboro, MA 01752

Collateral Locations:

237 Cedar Hill Street

Marlboro, MA 01752

SCHEDULE 2 TO SECURITY AGREEMENT

Intellectual Property

Patents	None

Trademarks	None

Copyrights	None

EXHIBIT I

RESALE TRANSACTION

ACQUIRED WARRANTS AND MODIFICATIONS THERETO

EXISTING INVESTOR	WARRANTS AND COMMON STOCK ACQUIRED	NEW WARRANT TERMS

Thunderbird/Firle Trading	All held by Thunderbird/ Firle Trading	• reprice all warrants to $.345 per share • cashless exercise feature of all warrants to be eliminated

Rehab Medical Holdings, Inc. and The Mayflower Group	All shares of Common Stock held

EXHIBIT K

FORM OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

[SEAL]	DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: China Media Networks International, Inc. (to be known as Medical Solutions Management Inc.)

2. The articles have been amended as follows (provide article numbers, if available):

To change the Company’s name to Medical Solutions Management Inc.

To increase the authorized number of shares of the Company’s capital stock to 100,000,000 shares of common stock and 5,000,000 shares of undesignated preferred stock.

To delete the Company’s authorized series of preferred stock known as Series A Preferred Stock (of which no shares are outstanding).

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 22,181,419 of 22,441,148 shares.

4. Effective date of filing (optional):	Upon filing.
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required):	/s/ Brian Lesperance

*	If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM 78.385 Amend 2003
Revised on: 09/29/05

[SEAL]	DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Certificate to Accompany

Restated Articles

(PURSUANT TO NRS)

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles of Incorporation

(Pursuant to NRS 78.403, 82.371, 86.221, 88.355 or 88A.250)

(This form is also to be used to accompany Restated Articles for Limited-Liability Companies, Certificates of

Limited Partnership, Limited-Liability Partnerships and Business trusts)

1. Name of Nevada entity as last recorded in this office:

China Media Networks International, Inc. (to be known as Medical Solutions Management Inc.)

2. The articles are being ☐ Restated or ☒ Amended and Restated (check only one). Please entitle your attached articles “Restated” or “Amended and Restated,” accordingly.

3. Indicate what changes have been made by checking the appropriate box.*

☐	No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificates by resolution of the board of directors adopted on The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☒	The entity name has been amended.

☐	The resident agent has been changed. (attach Certificate of Acceptance from new resident agent)

☐	The purpose of the entity has been amended.

☒	The authorized shares have been amended.

☐	The directors, managers or general partners have been amended.

☐	IRS tax language has been added.

☒	Articles have been added.

☒	Articles have been deleted.

☐	Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

*	This form is to accompany Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles or certificates

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM RESTATED 2003
Revised on 10/04/05

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

CHINA MEDIA NETWORKS INTERNATIONAL INC.

(to be known as MEDICAL SOLUTIONS MANAGEMENT INC.)

China Media Networks International, Inc. (to be known as Medical Solutions Management Inc.), a Nevada corporation (the “Corporation”), hereby certifies that these Amended and Restated Articles of Incorporation have been duly adopted in accordance with the Revised Statutes of Nevada (the “Statutes”):

ARTICLE 1

The name of the corporation is hereby changed to Medical Solutions Management Inc. (hereinafter, the “Corporation”).

ARTICLE 2

The nature of the business or purposes to be conducted or promoted by the Corporation is as follows: To engage in any lawful act or activity for which corporations may be organized under the Statutes.

ARTICLE 3

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 105,000,000, of which 5,000,000 shares shall be shares of Preferred Stock (hereinafter referred to as the “Preferred Stock”), par value of $0.0001 per share, and 100,000,000 shares shall be shares of Common Stock (hereinafter referred to as the “Common Stock”), par value $0.0001 per share.

A statement of the designations of the authorized classes of Preferred Stock or of any series thereof, and the powers, preferences, and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, or of the authority of the Board of Directors to fix by resolution or resolutions such designations and other terms not fixed by these Amended and Restated Articles of Incorporation, is as follows:

(a) Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences and relative, participating, optional and other rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Except as hereinafter provided, the Board of Directors is hereby expressly granted authority to fix, by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of such series, including but without limiting the generality of the foregoing, the following:

(i) the distinctive designation of, and the number of shares of, Preferred Stock which shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

(ii) the rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the extent of preferences or relations, if any, of such dividends to the dividends payable on any other class or classes of stock of the Corporation, or on any series of Preferred Stock or of any other class or classes of stock of the Corporation, and whether such dividends shall be cumulative or non-cumulative;

(iii) the right, if any, of the holders of shares of the series to convert the same into, or exchange the same for, shares of any other class or classes of stock of the Corporation, or of any series of Preferred Stock or of any other class or classes of stock of the Corporation, and the terms and conditions of such conversion or exchange;

(iv) whether shares of the series shall be subject to redemption, and the redemption price or prices including, without limitation, a redemption price or prices payable in shares of the Common Stock and the time or times at which, and the terms and conditions upon which, shares of the series may be redeemed;

(v) the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the Corporation;

(vi) the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

(vii) the voting power, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include the right to more or less than one vote per share of any or all matters voted upon by the shareholders and the right to vote, as a series by itself or together with other series of Preferred Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of the Corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and upon such condition as the Board may determine.

(b) Common Stock

(i) after the requirements with respect to preferential dividends on Preferred Stock (fixed in accordance with the provisions of subparagraph (a)(ii) of this Article 3), if any, shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of subparagraph (a)(ii) of this Article 3) and subject further to any other conditions which may be fixed in accordance with the provisions of paragraph (a) of this Article 3, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors;

(ii) after distribution in full of the preferential amount (fixed in accordance with the provisions of paragraph (a) of this Article 3), if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to shareholders, ratably in proportion to the number of shares of the Common Stock held by each;

(iii) holders of Common Stock are entitled to one vote for each share held at all meetings of shareholders and there shall be no cumulative voting.

ARTICLE 4

The governing board of the Corporation shall be known as directors. After the filing of these Amended and Restated Articles of Incorporation, the number of directors constituting the entire Board of Directors shall be determined from time to time by resolution adopted by the Board of Directors.

ARTICLE 5

The Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation subject only to such limitations, if any, as may be from time to time imposed by other provisions of these Amended and Restated Articles of Incorporation, by law or by the Corporation’s by-laws.

ARTICLE 6

A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Statutes as currently in effect or as the same may hereafter be amended.

No amendment, modification, or repeal of this Article 6 shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

ARTICLE 7

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon shareholders, directors or any other persons whomsoever by and pursuant to these Amended and Restated Articles of Incorporation in their present form or as hereafter amended are granted subject to the rights reserved in this Article 7.

ARTICLE 8

The Corporation elects not to be governed by Sections 78.411 to 78.444 of the Statutes and Sections 78.378 through 78.3793 of the Statutes.

ARTICLE 9

To the fullest extent permitted by Nevada law and subject to the by-laws of the Corporation, the directors and officers of the Corporation shall not be liable to the Corporation or its shareholders for damages for their conduct or omissions as directors or officers. Any amendment to or repeal of this Article 9 shall not adversely affect any right of a director or officer of the Corporation hereunder with respect to any acts or omissions of the director of officer occurring prior to amendment or repeal.

ARTICLE 10

To the fullest extent permitted by Nevada law, the Corporation shall indemnify the officers and directors of the Corporation. The Board of Directors shall be entitled to determine the terms of indemnification, including advance of expenses, and to give effect thereto through the adoption of by-laws, approval of agreements or by any other manner approved by the Board of Directors. Any amendment to or repeal of this Article 10 shall not adversely affect any right of an individual with respect to any right to indemnification arising prior to such amendment or repeal.

[The remainder of this page is left intentionally blank.]

These Amended and Restated Articles of Incorporation have been duly executed on this 28th day of June, 2006.

CHINA MEDIA NETWORKS INTERNATIONAL, INC.

By:	/s/ BRIAN LESPERANCE
Brian Lesperance President

DISCLOSURE SCHEDULE

Schedule 3.12 Placement Agent’s Fees

None.

Schedule 3.16 Absence of Certain Changes

None.

Schedule 3.22 Intellectual Property Rights

None.